                                                                 EXHIBIT (c)(1)
================================================================================






                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------



                           Dated as of May 16, 1999


                                    Between


                                 U S WEST, INC.


                                      and


                             GLOBAL CROSSING LTD.







================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
                                   ARTICLE I

                                  THE MERGERS

Section 1.1    Formation of Subsidiaries; The Mergers........................1
Section 1.2    Effective Time................................................3
Section 1.3    Effect of the Mergers.........................................3
Section 1.4    Subsequent Actions............................................3
Section 1.5    Certificates of Incorporation; Bylaws; Directors and
                Officers of the Surviving Corporations.......................4
Section 1.6    Alternative Structure.........................................4
Section 1.7    Location of Headquarters......................................5
Section 1.8    Corporate Identity............................................5


                                  ARTICLE II

                    EFFECT OF MERGERS ON STOCK AND OPTIONS

Section 2.1    Conversion of Securities......................................5
Section 2.2    Conversion....................................................5
Section 2.3    Common Stock of Merged Corporations...........................9
Section 2.4    Election Procedures; Exchange of Shares.......................9
Section 2.5    Transfer Books...............................................14
Section 2.6    No Fractional Share Certificates.............................14
Section 2.7    Certain Adjustments..........................................16


                                  ARTICLE III

                            [INTENTIONALLY OMITTED]


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF GLOBAL

Section 4.1    Organization and Qualification; Subsidiaries.................17
Section 4.2    Certificate of Incorporation and Byelaws.....................17
Section 4.3    Capitalization...............................................17
Section 4.4    Authority Relative to this Agreement.........................18
Section 4.5    No Conflict; Required Filings and Consents...................19
Section 4.6    SEC Filings; Financial Statements............................19

Section 4.7    Absence of Certain Changes or Events.........................20
Section 4.8    Litigation...................................................20
Section 4.9    No Violation of Law; Permits.................................20
Section 4.10   Joint Proxy Statement........................................21
Section 4.11   Employee Matters; ERISA......................................21
Section 4.12   Labor Matters................................................24
Section 4.13   Environmental Matters........................................24
Section 4.14   Board Action; Vote Required..................................25
Section 4.15   Opinions of Financial Advisors...............................25
Section 4.16   Brokers......................................................25
Section 4.17   Tax Matters..................................................25
Section 4.18   Intellectual Property........................................26
Section 4.19   Insurance....................................................26
Section 4.20   Ownership of Securities......................................26
Section 4.21   Certain Contracts............................................27
Section 4.22   Licenses.....................................................27
Section 4.23   Year 2000....................................................27
Section 4.24   Foreign Corrupt Practices and International
                Trade Sanctions.............................................27


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF U S WEST

Section 5.1    Organization and Qualification; Subsidiaries.................28
Section 5.2    Certificate of Incorporation and Bylaws......................28
Section 5.3    Capitalization...............................................28
Section 5.4    Authority Relative to this Agreement.........................30
Section 5.5    No Conflict; Required Filings and Consents...................30
Section 5.6    SEC Filings; Financial Statements............................30
Section 5.7    Absence of Certain Changes or Events.........................31
Section 5.8    Litigation...................................................31
Section 5.9    No Violation of Law; Permits.................................31
Section 5.10   Joint Proxy Statement........................................32
Section 5.11   Employee Matters; ERISA......................................32
Section 5.12   Labor Matters................................................32
Section 5.13   Environmental Matters........................................35
Section 5.14   Board Action; Vote Required; U S WEST Rights Plan;
                Applicability of Section 203................................35
Section 5.15   Opinion of Financial Advisor.................................36
Section 5.16   Brokers......................................................36
Section 5.17   Tax Matters..................................................36
Section 5.18   Intellectual Property........................................37
Section 5.19   Insurance....................................................37
Section 5.20   Ownership of Securities......................................37
Section 5.21   Certain Contracts............................................37
Section 5.22   Licenses.....................................................38

Section 5.23   Year 2000....................................................38
Section 5.24   Foreign Corrupt Practices and International
                Trade Sanctions.............................................38


                                  ARTICLE VI

             CONDUCT OF INDEPENDENT BUSINESSES PENDING THE MERGERS

Section 6.1    Transition Planning..........................................39
Section 6.2    Conduct of Business in the Ordinary Course...................39
Section 6.3    No Solicitation..............................................42
Section 6.4    Subsequent Financial Statements..............................44
Section 6.5    Control of Operations........................................44


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

Section 7.1    Joint Proxy Statement and the Registration Statement.........45
Section 7.2    Global and U S WEST Stockholders'Meetings and Consummation
                of the Mergers..............................................45
Section 7.3    Additional Agreements........................................47
Section 7.4    Notification of Certain Matters..............................48
Section 7.5    Access to Information........................................49
Section 7.6    Public Announcements.........................................49
Section 7.7    Cooperation..................................................49
Section 7.8    Indemnification, Directors'and Officers'Insurance............49
Section 7.9    Employee Benefit Plans.......................................50
Section 7.10   Officers of Parent...........................................50
Section 7.11   Stock Exchange Listing.......................................51
Section 7.12   Post-Mergers Parent Board of Directors;
                Executive Committee.........................................51
Section 7.13   No Shelf Registration........................................51
Section 7.14   Affiliates...................................................51
Section 7.15   Blue Sky.....................................................52
Section 7.16   Tax-Free Exchange............................................52
Section 7.17   Determination of Class B to Class A Value Ratio..............52
Section 7.18   Permitted Acquisitions.......................................53
Section 7.19   Certain Transactions.........................................53
Section 7.20   Interim Dividend Policy......................................54
Section 7.21   Subsidiary Definition........................................54
Section 7.22   Exchange Procedures..........................................54
Section 7.23   Services Agreement...........................................54
Section 7.24   Certain Definitions..........................................54

                                 ARTICLE VIII

                           CONDITIONS TO THE MERGERS

Section 8.1    Conditions to Obligations of Each Party to
                Effect the Mergers..........................................55
Section 8.2    Additional Conditions to Obligations of Global...............57
Section 8.3    Additional Conditions to Obligations of U S WEST.............58


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

Section 9.1    Termination..................................................59
Section 9.2    Effect of Termination........................................61
Section 9.3    Amendment....................................................62
Section 9.4    Waiver.......................................................62


                                   ARTICLE X

                                  DEFINITIONS

Section 10.1   Certain Definitions..........................................63


                                  ARTICLE XI

                              GENERAL PROVISIONS

Section 11.1   Non-Survival of Representations, Warranties and Agreements...65
Section 11.2   Notices......................................................65
Section 11.3   Expenses.....................................................66
Section 11.4   Headings.....................................................66
Section 11.5   Severability.................................................67
Section 11.6   Entire Agreement; No Third-Party Beneficiaries...............67
Section 11.7   Assignment...................................................67
Section 11.8   Governing Law................................................67
Section 11.9   Submission to Jurisdiction; Waivers..........................67
Section 11.10  Counterparts.................................................68

                                 Schedules
                                 ---------

Schedule 4.1      =      Subsidiaries of Global
Schedule 4.3      =      Option Plans and Equity Rights of Global
Schedule 4.5      =      Required Filings and Consents of Global
Schedule 4.7      =      Certain Changes or Events of Global
Schedule 4.9      =      Violations of Laws, Permits, Regulations, etc. of Global
Schedule 4.11     =      Global Employee Benefit Plans
Schedule 4.17     =      Tax Liens or Liabilities of Global
Schedule 4.18     =      Global Intellectual Property Losses and Claims
Schedule 4.20     =      Global's Ownership of U S WEST's Common Stock
Schedule 4.22     =      Proceedings against, or Violations of Global Licenses or permits
Schedule 5.1      =      Subsidiaries of U S WEST
Schedule 5.3      =      Option Plans and Equity Rights of U S WEST
Schedule 5.5      =      Required Filings and Consents of U S WEST
Schedule 5.7      =      Certain Changes or Events of U S WEST
Schedule 5.8      =      Pending or Threatened Litigation against U S WEST
Schedule 5.9      =      Violations of Laws, Permits, Regulations, etc. of U S WEST
Schedule 5.11     =      U S WEST Employee Benefit Plans
Schedule 5.12     =      Collective Bargaining or Labor Agreements of U S WEST
Schedule 5.13     =      Environmental Claims Against U S WEST
Schedule 5.17     =      Tax Liens or Liabilities of U S WEST
Schedule 5.18     =      U S WEST Intellectual Property Losses and Claims
Schedule 5.19     =      Termination or Cancellation of Insurance Coverage of U S WEST
Schedule 5.20     =      U S WEST's Ownership of Global's Common Stock
Schedule 5.21     =      U S WEST Contracts
Schedule 5.22     =      Proceedings against, or Violations of U S WEST Licenses or Permits
Schedule 6.1      =      Transition Committee
Schedule 6.2      =      Conduct of Business
Schedule 7.14     =      Securities Act Affiliates
Schedule 7.18     =      Permitted Acquisitions

                                    Exhibits
                                    --------

Exhibit A   =  Terms of Parent Class A Common Stock and Parent Class B Common
                Stock

                         AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of May 16, 1999, between U S WEST, Inc., a Delaware corporation ("U S WEST"), and Global Crossing Ltd., a Bermuda company ("Global").

                              W I T N E S S E T H


                  WHEREAS, the Boards of Directors of U S WEST and Global have each determined that it is in the best interests of their respective stockholders that U S WEST and Global combine their businesses and enter into this Agreement.

                  WHEREAS, the Boards of Directors of U S WEST and Global have each determined that the mergers and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the mergers contemplated hereby.


                  WHEREAS, for U.S. federal income tax purposes, it is intended that the transactions to be effected pursuant to this Agreement shall constitute a tax-free exchange or series of exchanges.


                  WHEREAS, U S WEST has entered into a Tender Offer and Purchase Agreement dated as of the date hereof pursuant to which U S WEST will commence a tender offer (the "U S WEST Tender Offer") for up to 39,259,305 shares of common stock, par value $0.01 per share of Global ("Global Common Stock"), at a net price per share in cash of $62.75, subject to the terms and conditions thereof.


                  WHEREAS, the parties hereto intend that the transactions contemplated hereby shall be accounted for using the purchase method of accounting with U S WEST as the acquiror.


                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  THE MERGERS

          Section 1.1 Formation of Subsidiaries; The Mergers. (a) Promptly following the date hereof, U S WEST and Global will form a corporation under Delaware Law ("Parent"). Parent will initially be owned equally by U S WEST and Global. The Certificate of Incorporation of Parent will provide that Parent will have authority to issue two classes of common stock as follows: subject to
Section 7.24, (i) one class of common stock that will reflect the local service provider business of Parent, including all of U S WEST's assets, liabilities and business operations (other than its data, wireless and internet yellow pages directory assets and liabilities) plus the local exchange assets, liabilities and business operations of Frontier Corporation, a New York corporation ("Frontier") (the "Parent Class A Common Stock"), and (ii) a second class of common stock that will reflect the global service provider business of Parent, including all of the assets, liabilities, and business operations of Global and Frontier (other than Frontier's local exchange assets, liabilities and business operations) plus U S WEST's data, wireless and internet yellow pages assets, liabilities and business operations (the "Parent Class B Common Stock"). The terms of the Parent Class A Common Stock and Parent Class B Common Stock will be as set forth in Exhibit A. The Certificate of Incorporation of Parent will contain such other provisions as are customary for public companies including a classified Board of Directors. Parent will also adopt an appropriate shareholder rights agreement. Promptly following the incorporation of Parent, U S WEST and Global will cause Parent to form (i) a wholly-owned subsidiary under Delaware Law ("U S WEST Merger Sub"), and (ii) if necessary to consummate the transaction contemplated by the Election, as defined herein, a wholly-owned subsidiary under Delaware Law or under the laws of such other jurisdiction as necessary to consummate the transaction contemplated by the Election ("Global Merger Sub"). Parent, U S WEST Merger Sub and Global Merger Sub will be formed solely to facilitate the Mergers (as defined below) and will conduct no business or activity prior to the Effective Time other than in connection with the Mergers. U S WEST and Global will (i) cause Parent, U S WEST Merger Sub and Global Merger Sub to execute and deliver a joinder to this Agreement pursuant to Section 251 of Delaware Law, (ii) execute a formal written consent under Section 228 of Delaware Law as all of the stockholders of Parent, approving the execution, delivery and performance of this Agreement by Parent, (iii) cause Parent to execute a formal written consent under Section 228 of Delaware Law as the sole stockholder of U S WEST Merger Sub, approving the execution, delivery and performance of this Agreement by U S WEST Merger Sub, and (iv) cause Parent to execute a formal written consent under Bermuda Law (or similar required documentation under the relevant jurisdiction) as the sole stockholder of Global Merger Sub, approving the execution, delivery and performance of this Agreement by Global Merger Sub.

                  (b) At the Effective Time, (i) U S WEST Merger Sub shall be merged with and into U S WEST in accordance with Delaware Law, whereupon the separate existence of U S WEST Merger Sub shall cease, and U S WEST shall be the surviving corporation (the "U S WEST Merger"), and (ii) at Global's reasonable election (the "Election") either (A) Global shall "discontinue" under the laws of Bermuda and continue in, and be subject to, the laws of the United States or any other jurisdiction and Global Merger Sub shall immediately thereafter be merged into Global with Global as the surviving corporation, (B) Global shall enter into a scheme of arrangement under the laws of Bermuda pursuant to which the shares of Global shall be exchanged for shares of Parent, or (C) Global Merger Sub shall be amalgamated with and into Global in accordance with Bermuda Law, whereupon the separate existence of Global Merger Sub shall cease, and Global shall continue in the form of the amalgamated company (any of the transactions described in the immediately preceding clauses (A), (B) or (C), the "Global Merger" and together with the U S WEST Merger, the "Mergers"); provided in any case that the Election shall not cause a failure to satisfy the conditions contained in Sections 8.2(d) or 8.3(d), and provided further that if the Election would cause a failure to satisfy the conditions contained in
Section 8.2(d) or 8.3(d), the parties agree to use commercially reasonable efforts to restructure the Mergers or take other steps in accordance with this
Section 1.1(b) to the extent such
restructuring or other steps would allow the conditions contained in Sections 8.2(d) and 8.3(d) to be satisfied. U S WEST and Global are sometimes collectively referred to herein as the "Surviving Corporations". U S WEST Merger Sub and Global Merger Sub are sometimes collectively referred to herein as the "Merged Corporations". U S WEST and Global, as well as Parent, U S WEST Merger Sub, Global Merger Sub and any other Person which may become a party to this Agreement after the date of this Agreement, are herein referred to collectively as the "Parties" and each individually as a "Party."

          Section 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VIII hereof and the consummation of the Closing referred to in Section 7.3(a) hereof, the Parties shall cause the Mergers to be consummated by (i) filing a Certificate of Merger (the "Delaware Certificate") with the Secretary of State of the State of Delaware with respect to the U S WEST Merger, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law, and
(ii) taking such actions as may be necessary to consummate the transaction contemplated by the Election (the "Election Transaction Filings"). The effective time of the U S WEST Merger specified in the Delaware Certificate shall also be the effective time of the Global Merger specified in the applicable Election Transaction Filing. The term "Effective Time" shall mean the effective time of the U S WEST Merger and the Global Merger.

          Section 1.3 Effect of the Mergers. At the Effective Time, the effect of the U S WEST Merger and the Global Merger shall be as provided in the applicable provisions of Delaware Law and the laws of the relevant jurisdiction or jurisdictions of Global, respectively. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the property, rights, privileges, powers and franchises of U S WEST and U S WEST Merger Sub shall continue with, or vest in, as the case may be, U S WEST as the Surviving Corporation in the U S WEST Merger, and all debts, liabilities and duties of U S WEST and U S WEST Merger Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of U S WEST as the Surviving Corporation in the U S WEST Merger and (ii) all the property, rights, privileges, powers and franchises of Global and Global Merger Sub shall continue with, or vest in, as the case may be, Global as the Surviving Corporation in the Global Merger, and all debts, liabilities and duties of Global and Global Merger Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of Global as the Surviving Corporation in the Global Merger. As of the Effective Time, the Surviving Corporations shall be direct wholly-owned subsidiaries of Parent.

          Section 1.4 Subsequent Actions. If, at any time after the Effective Time, any Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in such Surviving Corporation their respective right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by such Surviving Corporation as a result of, or in connection with, the Mergers or otherwise to carry out this Agreement, then the officers and directors of such Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in such Surviving Corporation or otherwise to carry out this Agreement.

          Section 1.5 Certificates of Incorporation; Bylaws; Directors and Officers of the Surviving Corporations. Unless
 otherwise agreed by Global and U S WEST before the Effective Time, at the Effective Time:

                  (a) the Certificate of Incorporation of U S WEST as the Surviving Corporation of the U S WEST Merger shall be the Certificate of Incorporation of U S WEST as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such Certificate of Incorporation;

                  (b) the Memorandum of Association or similar documentation of Global as the Surviving Corporation of the Global Merger shall be the Memorandum of Association or similar documentation of Global as in effect immediately prior to the Effective Time, until thereafter amended as provided by law;

                  (c) the Bylaws of U S WEST as the Surviving Corporation of the U S WEST Merger shall be the Bylaws of U S WEST as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and the Certificate of Incorporation and the Bylaws of such Surviving Corporation;

                  (d) the Byelaws of Global as the Surviving Corporation of the Global Merger shall be the Byelaws of Global as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and the Certificate of Incorporation and the Byelaws of such Surviving Corporation; and

                  (e) the directors and officers of U S WEST immediately prior to the Effective Time shall continue to serve in their respective offices of U S WEST as the Surviving Corporation of the U S WEST Merger from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. The directors and officers of Global immediately prior to the Effective Time shall continue to serve in their respective offices of Global as the Surviving Corporation of the Global Merger from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of either Surviving Corporation, then such vacancy may thereafter be filled in the manner provided by law and the Bylaws of such Surviving Corporation.

          Section 1.6 Alternative Structure. In the event the Frontier Acquisition is consummated pursuant to the alternative merger provisions of
Section 1.10 of the Agreement and Plan of Merger dated as of March 16, 1999 among Global, GCF Acquisition Corp. and Frontier, as amended (the "Frontier Merger Agreement") (the "Frontier Alternative Merger"), then U S WEST and Global shall use commercially reasonable efforts to restructure the Mergers and other transactions to be effected hereunder or take such other steps to allow the Mergers and other transactions to be effected hereunder to qualify as tax-free transactions for U.S. federal income tax purposes.

          Section 1.7 Location of Headquarters. Global and U S WEST agree that commencing at the Effective Time the headquarters of Parent shall be located in New York, New York.

          Section 1.8 Corporate Identity. Global and U S WEST agree that at the Effective Time, the corporate name of Parent shall be "Global Crossing, Inc."

                                  ARTICLE II

                    EFFECT OF MERGERS ON STOCK AND OPTIONS

          Section 2.1 Conversion of Securities. The manner and basis of converting the shares of common stock of Global and Global Merger Sub and U S WEST and U S WEST Merger Sub, as well as options, warrants and other rights to purchase or otherwise acquire shares of common stock of Global or shares of common stock of U S WEST, at the Effective Time, by virtue of the Mergers and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.


          Section 2.2 Conversion. (a) Each share of Global Common Stock and each share of common stock, par value $.01 per share, of U S WEST ("U S WEST Common Stock") issued and outstanding immediately prior to the Effective Time (excluding shares of Global Common Stock held in the treasury of Global or owned by U S WEST or any of its Subsidiaries and shares of U S WEST Common Stock held in the treasury of U S WEST or owned by Global or any of its Subsidiaries (collectively, the " Disqualified Shares")), and all rights in respect thereof, shall at the Effective Time forthwith cease to exist and be converted into and become exchangeable for a number of shares of Parent Class A Common Stock and a number of shares of Parent Class B Common Stock determined as provided in this
Section 2.2.

          (b) Each option, warrant and other right issued and outstanding immediately prior to the Effective Time to purchase or otherwise acquire Global Common Stock (each a "Global Right") or U S WEST Common Stock (each a "U S WEST Right") (other than Global Rights owned by U S WEST or any of its Subsidiaries and U S WEST Rights owned by Global or any of its Subsidiaries (collectively, the "Disqualified Rights")) shall at the Effective Time no longer be options, warrants or rights to purchase or otherwise acquire Global Common Stock or U S WEST Common Stock, as applicable, and shall become options, warrants or rights, as applicable, to purchase or otherwise acquire a number of shares of Parent Class A Common Stock and Parent Class B Common Stock, determined as provided in this Section 2.2 on the same terms and conditions that would have applied to the purchase or other acquisition of Global Common Stock or U S WEST Common Stock, as applicable; provided, that the exercise price of any such option, warrant or right shall be adjusted as provided in Section 2.2(g). Prior to the Effective Time, the compensation committee of both U S WEST and Global will review the Global Rights and U S WEST Rights, as applicable, with a view to providing incentives for and retaining employees for Parent. U S WEST and Global shall take all such steps as may be required to cause consummation of the transactions contemplated by this Section 2.2(b) and any other disposition of U S WEST and Global equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (x) is a director or officer of U S WEST or Global or (y) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                  (c) Each holder of record of Global Common Stock and/or Global Rights (other than Global Common Stock which is Disqualified Stock and Global Rights which are Disqualified Rights) immediately prior to the Effective Time shall be entitled to make a number of elections for shares of Parent Class B Common Stock and/or Parent Class A Common Stock equal to the sum of the number of shares of Global Common Stock held by such holder at the Effective Time and the number of shares of Global Common Stock issuable pursuant to Global Rights held by such holders at the Effective Time. Each holder of record of U S WEST Common Stock and/or U S WEST Rights (other than U S WEST Common Stock which is Disqualified Stock and U S WEST Rights which are Disqualified Rights) immediately prior to the Effective Time shall be entitled to make a number of elections for shares of Parent Class B Common Stock and/or Parent Class A Common Stock equal to the product of the Conversion Ratio (as defined below) multiplied by the number of shares of U S WEST Common Stock held by such holder at the Effective Time and the number of shares of U S WEST Common Stock issuable pursuant to U S WEST Rights held by such holders at the Effective Time. The "Conversion Ratio" shall be equal to the quotient (rounded to the nearest 1/10,000) of (A) the sum of (i) the fully diluted number of shares of Global Common Stock outstanding on the date hereof (based on the treasury method of accounting assuming the price of Global Common Stock at the close of trading on May 13, 1999), plus (ii) the product of the fully diluted number of shares of Frontier common stock outstanding (based on the treasury method of accounting assuming the price of Frontier common stock as of the close of trading on the day prior to consummation of the transactions contemplated by the Frontier Merger Agreement) on the date of the closing pursuant to the Frontier Merger Agreement multiplied by the Exchange Ratio (as defined in the Frontier Merger Agreement) determined as of the date of such closing, less (iii) 39,259,305 divided by (B) the fully diluted number of shares of U S WEST Common Stock outstanding on the date hereof (based on the treasury method of accounting assuming the price of U S WEST Common Stock at the close of trading on May 13,
1999). Each election may be made for Parent Class B Common Stock or Parent Class A Common Stock. A holder holding both Global Common Stock and Global Rights and/or U S WEST Common Stock and U S WEST Rights shall have the right to separately elect with respect to such common stock and rights. Each election made (or, pursuant to Section 2.4, deemed to be made) for Parent Class B Common Stock shall be an election for a number of shares of Parent Class B Common Stock equal to a quotient the numerator of which is the sum of 1 plus the Class B to Class A Value Ratio (as defined in Section 7.17) and the denominator of which is the Class B to Class A Value Ratio. Each election made (or, pursuant to Section
2.4 deemed to be made) for Parent Class A Common Stock shall be an election for a number of shares of Parent Class A Common Stock equal to the sum of 1 plus the Class B to Class A Value Ratio.

                  (d) If the aggregate number of shares of Parent Class B Common Stock elected (or deemed to be elected) pursuant to Sections 2.2(c) and 2.4 equals the aggregate number of elections that may be made pursuant to Section 2.2(c) by all holders of Global Common Stock and Global Rights and U S WEST Common Stock and U S WEST Rights (the "Number of Group Shares") and the aggregate number of shares of Parent Class A Common

Stock elected (or deemed to be elected) pursuant to Sections 2.2(c) an 2.4 equals the Number of Group Shares, then (i) the shares of Global Common Stock as to which each holder of record of Global Common Stock is entitled to make an election pursuant to Section 2.2(c) shall be converted into and exchangeable for, and the Global Rights as to which each holder of record of Global Rights is entitled to make an election pursuant to Section 2.2(c) shall become options, warrants or rights, as applicable, to purchase or otherwise acquire, the number of shares of Parent Class B Common Stock and the number of shares of Parent Class A Common Stock elected (or deemed to be elected) by such holder pursuant to Sections 2.2(c) and 2.4 and (ii) the shares of U S WEST Common Stock as to which each holder of record of U S WEST Common Stock is entitled to make an election pursuant to Section 2.2(c) shall be converted into and exchangeable for, and the U S WEST Rights as to which each holder of record of U S WEST Rights is entitled to make an election pursuant to Section 2.2(c) shall become options, warrants or rights, as applicable, to purchase or otherwise acquire, the number of shares of Parent Class B Common Stock and the number of shares of Parent Class A Common Stock elected (or deemed to be elected) by such holder pursuant to Sections 2.2(c) and 2.4.

                  (e) If the aggregate number of shares of Parent Class B Common Stock elected (or deemed to be elected) pursuant to Sections 2.2(c) and 2.4 exceeds the Number of Group Shares, then (A) the shares of Global Common Stock as to which each holder of record of Global Common Stock is entitled to make an election pursuant to Section 2.2(c) shall be converted into and exchangeable for, (B) the shares of U S WEST Common Stock as to which each holder of record of U S WEST Common Stock is entitled to make an election pursuant to Section 2.2(c) shall be converted into and exchangeable for, (C) the Global Rights as to which each holder of record of Global Rights is entitled to make an election pursuant to Section 2.2(c) shall become options, warrants or rights, as applicable, to purchase or otherwise acquire, and (D) the U S WEST Rights as to which each holder of record of U S WEST Rights is entitled to make an election pursuant to Section 2.2(c) shall become options, warrants or rights, as applicable, to purchase or otherwise acquire:

                   (i) a number of shares of Parent Class B Common Stock equal to the product of the number of shares of Parent Class B Common Stock elected (or deemed to be elected) by such holder pursuant to Sections 2.2(c) and 2.4, multiplied by the quotient of the Number of Group Shares divided by the aggregate number of shares of Parent Class B Common Stock elected (or deemed to be elected) pursuant to Sections 2.2(c) and 2.4,

                   (ii) the number of shares of Parent Class A Common Stock elected (or deemed to be elected) by such holder pursuant to Sections 2.2(c) and 2.4, and

                  (iii) a number of shares of Parent Class A Common Stock equal to the product of the Class B to Class A Value Ratio multiplied by the difference between the number of shares of Parent Class B Common Stock elected (or deemed to be elected) by such holder pursuant to Sections 2.2(c) and 2.4 and the number of shares of Parent Class B Common Stock allocated to such holder pursuant to clause (i) of this sentence.

                 (f) If the aggregate number of shares of Parent Class A Common Stock elected (or deemed to be elected) pursuant to Sections 2.2(c) and 2.4 exceeds the Number of

Group Shares, then (A) the shares of Global Common Stock as to which each holder of record of Global Common Stock is entitled to make an election pursuant to
Section 2.2(c) shall be converted into and exchangeable for, (B) the shares of U S WEST Common Stock as to which each holder of record of U S WEST Common Stock is entitled to make an election pursuant to Section 2.2(c) shall be converted into and exchangeable for, (C) the Global Rights as to which each holder of record of Global Rights is entitled to make an election pursuant to Section 2.2(c) shall become options, warrants or rights, as applicable, to purchase or otherwise acquire, and (D) the U S WEST Rights as to which each holder of record of U S WEST Rights is entitled to make an election pursuant to Section 2.2(c) shall become options, warrants or rights, as applicable, to purchase or otherwise acquire:

                   (i) a number of shares of Parent Class A Common Stock equal to the product of the number of shares of Parent Class A Common Stock elected (or deemed to be elected) by such holder pursuant to Sections 2.2(c) and 2.4, multiplied by the quotient of the Number of Group Shares divided by the aggregate number of shares of Parent Class A Common Stock elected (or deemed to be elected) pursuant to Sections 2.2(c) and 2.4,

                  (ii) the number of shares of Parent Class B Common Stock elected (or deemed to be elected) by such holder pursuant to Sections 2.2(c) and 2.4, and


                  (iii) a number of shares of Parent Class B Common Stock equal to the product of the quotient of 1 divided by the Class B to Class A Value Ratio multiplied by the difference between the number of shares of Parent Class A Common Stock elected (or deemed to be elected) by such holder pursuant to Sections 2.2(c) and 2.4, and the number of shares of Parent Class A Common Stock allocated to such holder pursuant to clause (i) of this sentence.

                  (g) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of Global Common Stock or U S WEST Common Stock shall evidence ownership of Parent Class A Common Stock and Parent Class B Common Stock on the basis hereinbefore set forth. Commencing immediately after the Effective Time, each option, warrant or other right which, immediately prior to the Effective Time, represented the right to purchase or otherwise acquire shares of Global Common Stock or U S WEST Common Stock shall evidence the right to purchase or otherwise acquire shares of Parent Class A Common Stock and Parent Class B Common Stock on the basis hereinabove set forth and otherwise, subject to Section 2.6, on the same terms and conditions that would have applied to the purchase or other acquisition of Global Common Stock or U S WEST Common Stock, as applicable; provided that the exercise price shall be allocated to the purchase of Parent Class B Common Stock and Parent Class A Common Stock in proportion to the Class B to Class A Value Ratio.

                  (h) For all purposes of this Agreement, unless otherwise specified, all shares held by employee stock ownership plans or other pension or deferred compensation plans of Global or U S WEST (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of Global or U S WEST respectively, and (iii) shall be subject to the election rights and procedures described in Sections 2.2(c) and 2.4.

                  (i) Under Bermuda law (or the law of the relevant jurisdiction) within one month of receiving notice of the meeting of the Global stockholders which is to consider the Global Merger, a Global stockholder is entitled to apply to the Bermuda Court (or may be entitled under the laws of the relevant jurisdiction) for an appraisal of the fair value of his shares. Prior to the Effective Time, and within one month of the Bermuda Court (or the court of the relevant jurisdiction) appraising the fair value of such shares, Global shall cause Frontier to pay to the dissenting stockholder an amount equal to the value of his shares as appraised by the Bermuda Court (or the court of the relevant jurisdiction) or alternatively may terminate this Agreement as provided in Section 9.1(f) hereof. After the Effective Time, where the Bermuda Court (or the court of the relevant jurisdiction) has appraised the shares of a dissenting stockholder of Global and the amount paid to such dissenting stockholder in the Global Merger was less than the amount appraised by the Bermuda Court (or the court of the relevant jurisdiction), Global, as the Surviving Corporation in the Global Merger, shall cause Frontier to pay to such stockholder the difference in value. If any former shareholder of Frontier seeks appraisal of his Global shares and becomes entitled to be paid the value of his shares, Global shall cause such cash payment to be made by Frontier.

          Section 2.3 Common Stock of Merged Corporations. (a) At the Effective Time, each share of common stock, par value $.01 per share, of Global Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Parent, be automatically converted into one share of common stock, par value $.01 per share, of Global as the Surviving Corporation of the Global Merger.

                 (b) At the Effective Time, each share of common stock, par value $.01 per share, of U S WEST Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Parent, be automatically converted into one share of common stock, par value $.01 per share, of U S WEST as the Surviving Corporation of the U S WEST Merger.

          Section 2.4 Election Procedures; Exchange of Shares. (a) Not later than thirty (30) days prior to the anticipated Effective Time or such other date as the Parties may agree in writing, Global shall fix a record date (which may be the record date for the stockholders meeting contemplated by Section 7.2 if such meeting date is anticipated to be within ten (10) days of the Effective
Time) for determining which of its stockholders and holders of Global Rights shall be entitled to elect to make the election contemplated by Section 2.2(c) and shall cause a Notice and Form of Election (the "Form of Election") together with a letter of transmittal to be mailed to the holders of record of shares of Global Common Stock as of such record date and holders of record of Global Rights as of such record date. Holders of record of both Global Common Stock and Global Rights shall receive a Form of Election relating to such Global Common Stock and a separate Form of Election relating to such Global Rights. Global shall also cause the Form of Election together with a letter of transmittal to be mailed to each person to whom a share of Global Common Stock or a Global Right is issued subsequent to such record date. The election contemplated by
Section 2.2(c) shall be made by holders of shares of Global Common Stock and Global Rights by delivering the Form of Election to the exchange agent mutually chosen by Global and U S WEST to act as exchange agent hereunder (the "Exchange Agent"). Such election shall be made in terms of the percentage (in increments of one percent (1%)) of each holder's elections that such holder seeks to make for shares of Parent

Class B Common Stock and/or shares of Parent Class A Common Stock. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by 5:00 p.m. (New York City time) on the last business day prior to the Effective Time or such other time and date as the Parties may agree (the "Election Deadline"), and accompanied by (1) other than in the case of Global Rights, (x) the certificates as to which the election is being made, or
(y) an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States; provided, however, that such certificates are in fact delivered to the Exchange Agent within three (3) NYSE trading days after the date of execution of such guarantee of delivery (a "Guarantee of Delivery"), and (2) a properly completed and signed letter of transmittal. Failure to deliver certificates covered by a Guarantee of Delivery within three (3) New York Stock Exchange ("NYSE") trading days after the date of execution of such Guarantee of Delivery shall be deemed to invalidate any otherwise properly made election. Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The good faith decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. Any Form of Election may be changed or revoked prior to the Election Deadline. In the event a Form of Election is revoked prior to the Election Deadline, Parent shall, or shall cause the Exchange Agent to, if applicable, cause the certificates representing the shares of the Global Common Stock or Global Rights covered by such Form of Election to be promptly returned without charge to the Person submitting the Form of Election upon written request to that effect from such Person. For purposes hereof, if a holder of Global Common Stock or Global Rights does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (including a holder who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Exchange Agent), if a holder of Global Common Stock submits a Form of Election without the corresponding certificates or a Guarantee of Delivery or if the Exchange Agent cannot reasonably determine the election preference of a holder of Global Common Stock or Global Rights submitting a Form of Election, then such holder shall be deemed to have elected shares of Parent Class B Common Stock and shares of Parent Class A Common Stock in the same proportion as the holders of Global Common Stock who actually made (and were not merely deemed to have made) elections pursuant to Section 2.2(c) and this Section 2.4.

                  (b) Subject to the terms and conditions hereof, Parent shall cause the Exchange Agent to effect the exchange of Global Common Stock for the Parent Class B Common Stock and/or Parent Class A Common Stock in accordance with the provisions of this Article II. From time to time after the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent certificates representing Parent Class A Common Stock and Parent Class B Common Stock for conversion of Global Common Stock in accordance with the provisions of
Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "Global Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Global Common

Stock may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Parent. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Class A Common Stock and Parent Class B Common Stock into which the Global Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Sections 2.2 and 2.4 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section
2.6 hereof, and all such shares of Parent Class A Common Stock and Parent Class B Common Stock so issued shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding Global Common Stock shall be deemed for all corporate purposes of Parent, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Parent Class A Common Stock and Parent Class B Common Stock into which the Global Common Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing Global Common Stock is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Parent Class A Common Stock and Parent Class B Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Global Common Stock, however, the record holder of the certificate or certificates representing shares of Parent Class A Common Stock and Parent Class B Common Stock issued in exchange therefor shall receive from the Exchange Agent, or from Parent, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Parent Class A Common Stock and Parent Class B Common Stock ("Pre-Surrender Global Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Global Dividends upon the surrender of certificates theretofore representing Global Common Stock. After the appointment of the Exchange Agent shall have been terminated, any holders of certificates representing Global Common Stock which have not received payment of Pre-Surrender Global Dividends shall look only to Parent for payment thereof. Notwithstanding the foregoing provisions of this Section 2.4(b), neither the Exchange Agent nor any Party shall be liable to a holder of Global Common Stock for any Parent Class A Common Stock and Parent Class B Common Stock, any dividends or distributions thereon or any cash payment for fractional shares as contemplated by Section 2.6 delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (c) Not later than thirty (30) days prior to the anticipated Effective Time or such other date as the Parties may agree in writing, U S WEST shall fix a record date (which may be the record date for the stockholders' meeting contemplated by Section 7.2 if such meeting date is anticipated to be within ten (10) days of the Effective Time) for determining which of its stockholders and holders of U S WEST Rights shall be entitled to elect to make the election contemplated by Section 2.2(c) and shall cause a Form of Election together with a letter of transmittal to be mailed to the holders of record of shares of U S WEST Common Stock as of such record date and holders of record of U S WEST Rights as of such record date. Holders of record of both U S WEST Common Stock and U S WEST Rights shall receive a form of Election relating to such U S WEST Common Stock and a separate form of Election relating to such U S WEST Rights. U S WEST shall also cause the Form of Election together with a letter of transmittal to be mailed to each person to whom a share of U S WEST Common Stock or a U S WEST Right is issued subsequent to such record date. The election contemplated by Section 2.2(c) shall be made by holders of shares of U S WEST Common Stock and U S WEST Rights by delivering the Form of Election to the Exchange Agent. Such election shall be made in terms of the percentage (in increments of one percent (1%)) of each holder's elections that such holder seeks to make for shares of Parent Class B Common Stock and/or shares of Parent Class A Common Stock. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by 5:00 p.m. (New York City time) on the Election Deadline, and accompanied by (1) other than in the case of U S WEST Rights, (x) the certificates as to which the election is being made, or (y) an appropriate Guarantee of Delivery of such certificates as set forth in such Form of Election, and (2) a properly completed and signed letter of transmittal. Failure to deliver certificates covered by a Guarantee of Delivery within three (3) NYSE trading days after the date of execution of such Guarantee of Delivery shall be deemed to invalidate any otherwise properly made election. Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The good faith decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. Any Form of Election may be changed or revoked prior to the Election Deadline. In the event a Form of Election is revoked prior to the Election Deadline, Parent shall, or shall cause the Exchange Agent to, if applicable, cause the certificates representing the shares of the U S WEST Common Stock or U S WEST Rights covered by such Form of Election to be promptly returned without charge to the Person submitting the Form of Election upon written request to that effect from such Person. For purposes hereof, if a holder of U S WEST Common Stock or U S WEST Rights does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (including a holder who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Exchange Agent), if a holder of U S WEST Common Stock submits a Form of Election without the corresponding certificates or a Guarantee of Delivery or if the Exchange Agent cannot reasonably determine the election preference of a holder of U S WEST Common Stock or U S WEST Rights submitting a Form of Election, then such holder shall be deemed to have elected shares of Parent Class A Common Stock and shares of Parent Class B Common Stock in the same proportion as the holders of U S WEST Common Stock who actually made (and were not merely deemed to have made) elections pursuant to Section 2.2(c), and this Section 2.4.

                  (d) Subject to the terms and conditions hereof, Parent shall cause the Exchange Agent to effect the exchange of U S WEST Common Stock for the Parent Class B Common Stock and Parent Class A Common Stock in accordance with the provisions of this Article II. From time to time after the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent certificates representing Parent Class A Common Stock and Parent Class B Common Stock for conversion of U S WEST Common Stock in accordance with the provisions of Section 2.2 hereof (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "U S WEST Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing

U S WEST Common Stock may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Parent. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of Parent Class A Common Stock and Parent Class B Common Stock into which the U S WEST Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Sections 2.2 and 2.4 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 2.6 hereof, and all such shares of Parent Class A Common Stock and Parent Class B Common Stock so issued shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding U S WEST Common Stock shall be deemed for all corporate purposes of Parent, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Parent Class A Common Stock and Parent Class B Common Stock into which the U S WEST Common Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing U S WEST Common Stock is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Parent Class A Common Stock and Parent Class B Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing U S WEST Common Stock, however, the record holder of the certificate or certificates representing shares of Parent Class A Common Stock and Parent Class B Common Stock issued in exchange therefor shall receive from the Exchange Agent, or from Parent, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Parent Class A Common Stock and Parent Class B Common Stock ("Pre-Surrender U S WEST Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender U S WEST Dividends upon the surrender of certificates theretofore representing U S WEST Common Stock. After the appointment of the Exchange Agent shall have been terminated, any holders of certificates representing U S WEST Common Stock which have not received payment of Pre-Surrender Dividends shall look only to Parent for payment thereof. Notwithstanding the foregoing provisions of this Section 2.4(d), neither the Exchange Agent nor any Party shall be liable to a holder of U S WEST Common Stock for any Parent Class A Common Stock and Parent Class B Common Stock, any dividends or distributions thereon or any cash payment for fractional shares as contemplated by Section 2.6 delivered to a public official pursuant to any applicable abandoned property, or escheat or similar law.

                  (e) Notwithstanding anything herein to the contrary, certificates surrendered for exchange by any affiliate of Global or U S WEST shall not be exchanged until Parent shall have received a signed agreement from such affiliate as provided in Section 7.14 hereof.

                  (f) Any portion of the Global Exchange Fund and U S WEST Exchange Fund which remains undistributed for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Global Common Stock and U S WEST Common Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to Parent for satisfaction of their claims for Parent Class A Common Stock or Parent Class B

Common Stock and any Pre-Surrender Global Dividends or Pre-Surrender U S WEST Dividends.

          Section 2.5 Transfer Books. (a) The stock transfer books of Global shall be closed at the Effective Time and no transfer of any Global Common Stock will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Global Common Stock that is not registered in the stock transfer records of Global at the Effective Time, a certificate or certificates representing the number of full shares of Parent Class A Common Stock and Parent Class B Common Stock into which such Global Common Stock shall have been converted shall be issued to the transferee and a cash payment in the amount of Pre-Surrender Global Dividends, if any, in accordance with Section 2.4(b) hereof, if the certificate or certificates representing such Global Common Stock is or are surrendered as provided in Section 2.4 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  (b) The stock transfer books of U S WEST shall be closed at the Effective Time and no transfer of any U S WEST Common Stock will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of U S WEST Common Stock that is not registered in the stock transfer records of U S WEST at the Effective Time, a certificate or certificates representing the number of full shares of Parent Class A Common Stock and Parent Class B Common Stock into which such U S WEST Common Stock shall have been converted shall be issued to the transferee and a cash payment in the amount of Pre-Surrender U S WEST Dividends, if any, in accordance with Section 2.4(d) hereof, if the certificate or certificates representing such U S WEST Common Stock is or are surrendered as provided in Section 2.4 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

          Section 2.6 No Fractional Share Certificates. (a) No scrip or fractional share certificate for Parent Class A Common Stock or Parent Class B Common Stock will be issued upon the surrender for exchange of certificates evidencing Global Common Stock or U S West Common Stock or upon exercise of Global Rights or U S WEST Rights, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of a Surviving Corporation with respect to such fractional share interest.

                  (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Class A Common Stock and Parent Class B Common Stock to be issued and delivered to the Exchange Agent pursuant to Section 2.4 hereof, over (ii) the aggregate number of full shares of Parent Class A Common Stock and Parent Class B Common Stock to be distributed to holders of Global Common Stock and U S WEST Common Stock pursuant to Section 2.4 hereof (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Global Common Stock and U S WEST Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE or the Nasdaq National Market ("Nasdaq"), all in the manner provided in Section 2.6(c).

                  (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE or Nasdaq and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Global Common Stock and U S WEST Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Global Common Stock and U S WEST Common Stock (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Global Common Stock and U S West Common Stock shall be entitled, if any, by multiplying
(i) the amount of the aggregate net proceeds comprising the Common Shares Trust resulting from the sale of shares of Parent Class B Common Stock by a fraction the numerator of which is the amount of fractional Parent Class B Common Stock interests to which such holder of Global Common Stock or U S WEST Common Stock is entitled (after taking into account all shares of Global Common Stock and/or U S West Stock, as applicable, held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional Parent Class B Common Shares interests to which all holders of Global Common Stock and U S West Common Stock are entitled and (ii) the amount of the aggregate net proceeds comprising the Common Shares Trust resulting from the sale of shares of Parent Class A Common Stock by a fraction the numerator of which is the amount of fractional Parent Class A Common Stock interests to which such holder of Global Common Stock or U S WEST Common Stock is entitled (after taking into account all shares of Global Common Stock and/or U S West Stock, as applicable, held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional Parent Class A Common Shares interests to which all holders of Global Common Stock and U S West Common Stock are entitled.

                  (d) Notwithstanding the provisions of subsections (b) and (c) of this Section 2.6, Parent may decide, at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, that Parent shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Global Common Stock and U S WEST Common Stock the amount such holder would have received pursuant to Section 2.6(c) assuming that the sales of Parent Class A Common Stock and Parent Class B Common Stock were made at a price equal to the average of the closing prices of the Parent Class A Common Stock or Parent Class B Common Stock, as applicable, on the New York Stock Exchange or on Nasdaq, as applicable, for the ten consecutive trading days immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.4(b) or 2.4(d) hereof.

                  (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Global Common Stock and U S WEST Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding and net of fees and expenses, to such holders of Global Common Stock and U S WEST Common Stock, subject to and in accordance with the terms of Section 2.4 hereof.

                  (f) Following the Effective Time, upon the exercise of any Global Right or U S WEST Right entitling the holder thereof to purchase a fractional share of Parent Class A Common Stock or Parent Class B Common Stock, Parent will, in lieu of issuing a fractional share Certificate therefor, pay to such holder the value of such fractional interest as determined based on the closing price on the trading day immediately preceding the date of exercise of a share of Parent Class B Common Stock or Parent Class A Common Stock, as applicable, on the New York Stock Exchange, Nasdaq or such other principal security exchange on which the Parent Class A Common Stock and Parent Class B Common Stock shall then be trading, or, if not so traded, based on such price as shall be determined by, or pursuant to authority delegated by, the Board of Directors of Parent.

          Section 2.7 Certain Adjustments. (a) If between the date hereof and the Effective Time, the outstanding shares of Global Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Conversion Ratio shall be adjusted accordingly to provide to the holders of Global Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                  (b) If between the date hereof and the Effective Time, the outstanding shares of U S WEST Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Conversion Ratio shall be adjusted accordingly to provide to the holders of U S WEST Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                  ARTICLE III

                            [INTENTIONALLY OMITTED]


                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF GLOBAL

                  Global hereby represents and warrants as of the date hereof to U S WEST as follows:

          Section 4.1 Organization and Qualification; Subsidiaries. Global and each of its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Global Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Global. Each of Global and its Subsidiaries has the requisite corporate power and authority and any necessary Permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Global.

          Section 4.2 Certificate of Incorporation and Byelaws. Global has heretofore furnished, or otherwise made available, to U S WEST a complete and correct copy of the Certificate of Incorporation and the Byelaws, each as amended to the date hereof, of Global and each of its Significant Subsidiaries. Such Certificates of Incorporation and Byelaws are in full force and effect. Neither Global nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Byelaws.

          Section 4.3 Capitalization. (a) The authorized capital stock of Global consists solely of 600,000,000 shares of Global Common Stock, of which, as of May 13, 1999, (i) 413,901,537 shares were issued and outstanding, (ii) 22,033,758 shares were held in the treasury of Global, (iii) 33,382,907 shares were issuable upon the exercise of options outstanding under the Global option plans listed on Schedule 4.3 hereto, and (iv) (A) 12,500,012 shares were issuable upon the exercise of warrants expiring August 13, 2003, exercisable at $9.50 per share of Global Common Stock, and (B) 5,108,358 shares were issuable upon the exercise of warrants expiring August 13, 2008, exercisable at $9.50 per share of Global Common Stock (collectively, the "Global Warrants"). Except as set forth on Schedule 4.3 or in connection with the transactions contemplated by the Frontier Merger Agreement or, after the date hereof, as permitted by Section
6.2 hereof, (i) since May 13, 1999, no shares of Global Common Stock have been issued, except upon the exercise of options and warrants described in the immediately preceding sentence, and (ii) there are no outstanding Global Equity Rights. For purposes of this Agreement, Global Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Global or any of Global's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of Global ("Global Equity Rights"). Schedule 4.3 hereto sets forth a complete and accurate list of all outstanding Global Equity Rights as of May 13, 1999. Since May 13, 1999, no Global Equity Rights have been issued except as set forth on Schedule 4.3 or in connection with the transactions contemplated by the Frontier Merger Agreement or, after the date hereof, as permitted by Section 6.2 hereof.

          (b) Except as set forth on Schedule 4.3, or, after the date hereof, as permitted by Section 6.2 hereof, there are no outstanding obligations of Global or any of Global's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Global.

          (c) All of the issued and outstanding shares of Global Common Stock are validly issued, fully paid and nonassessable.

          (d) Except as disclosed on Schedule 4.1 hereto, all the outstanding capital stock of each of Global's Significant Subsidiaries which is owned by Global is duly authorized, validly issued, fully paid and nonassessable, and is owned by Global free and clear of any liens, security interest, pledges, agreements, claims, charges or encumbrances except for any liens, security interest, pledges, agreements, claims, charges or encumbrances which are granted to secure indebtedness permitted by Section 6.2. Except as hereafter issued or entered into in accordance with Section 6.2 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Global or any of Global's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any Global Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by Global), and there are no outstanding obligations of Global or any of Global's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of Global's Subsidiaries, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on Global. Except for (i) its Subsidiaries, (ii) immaterial amounts of equity securities, (iii) investments of Persons in which Global has less than a five percent (5%) interest, and (iv) equity interests disclosed on Schedule 4.3 hereto or hereafter acquired as permitted under
Section 6.2 hereof, Global does not directly or indirectly own any equity interest in any other Person.

          (e) No bonds, debentures, notes or other indebtedness of Global having the right to vote on any matters on which shareholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 6.2.

          Section 4.4 Authority Relative to this Agreement. Global has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Global Merger and this Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by Global and the consummation by Global of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Global, subject to the approval of this Agreement by Global's stockholders required by Bermuda Law. This Agreement has been duly executed and delivered by Global and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Global, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          Section 4.5 No Conflict; Required Filings and Consents. (a) Except as described in subsection (b) below, the execution and delivery of this Agreement by Global does not, and the performance of this Agreement by Global will not,
(i) violate or conflict with the Certificate of Incorporation or Byelaws of Global, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Global or any of its Significant Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Byelaws of any of Global's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Global or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, Permit, license or franchise to which Global or any of its Significant Subsidiaries is a party or by which Global, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii), and (iv) above, for conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Global.

          (b) Except for applicable requirements, if any, of state, District of Columbia, or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate Mergers or other documents as required by Delaware Law and Bermuda Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither Global nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by Global or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

          Section 4.6 SEC Filings; Financial Statements. (a) Global has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1998, and has heretofore delivered or made available to U S WEST, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (ii) all proxy statements relating to Global's meetings of stockholders (whether annual or special) held since January 1, 1998, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1998, and (iv) all other reports or registration statements filed by Global with the SEC since January 1, 1998 (collectively, the "Global SEC Reports"). The Global SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act (as defined in Article X hereof), as the case may be, and the rules and regulations promulgated under each of such respective acts, and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements, including all related notes and schedules, contained in the Global SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Global and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Global and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

          Section 4.7 Absence of Certain Changes or Events. Except as disclosed in the Global SEC Reports filed prior to the date hereof and on Schedule 4.7, since December 31, 1998, and except as permitted by this Agreement or consented to hereunder, Global and its

Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Global or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Global, and Global and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

          Section 4.8 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Global's Knowledge, threatened against Global or any of its Subsidiaries, or any properties or rights of Global or any of its Subsidiaries, before any Governmental or Regulatory Authority as to which there is a reasonable likelihood of an adverse judgment or determination against Global or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Global or prevent, or materially delay the ability of Global to consummate the transactions contemplated by this Agreement. With respect to tax matters, litigation shall not be deemed threatened unless a tax authority has delivered a written notice of deficiency to Global or any of its Subsidiaries.

          Section 4.9 No Violation of Law; Permits. The business of Global and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) ("Legal Requirements"), or in violation of any permits, franchises, licenses, privileges, immunities, approvals, certificates, orders, authorizations or consents that are granted by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) ("Permits"), except for possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Global. Except as disclosed in Global SEC Reports and as set forth on Schedule 4.9 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) with respect to Global or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Global's Knowledge, threatened, nor has any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Global. Except as set forth in the Global SEC Reports and on
Schedule 4.9 hereto, neither Global nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on Global, nor has Global or any of its Subsidiaries been advised that any Governmental or Regulatory Authority is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 4.9 are being made with respect to Environmental Laws.

          Section 4.10 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Global for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Parent in connection with the issuance of shares of Parent Class A Common Stock and Parent Class B Common Stock in the Mergers (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Global for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of Global and U S WEST stockholders to be held in connection with the Mergers, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the Global stockholders' meeting and the U S WEST stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to U S WEST) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

          Section 4.11 Employee Matters; ERISA. Except as set forth on Schedule 4.11:


          (a) Schedule 4.11 contains a true and complete list of all employee benefit plans covering present or former employees or directors of Global and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which Global or any of its Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation, bonus, stock option, restricted stock, incentive, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, unemployment compensation, severance or change in control agreements, arrangements, programs, policies or plans and any other benefit arrangements or payroll practice (collectively, the "Global Benefit Plans"), whether funded or unfunded, insured or uninsured, written or unwritten.

          (b) All contributions and other payments required to be made by Global or any of its Subsidiaries to or under any Global Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Global Financial Statements.

          (c) Each of the Global Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to Global's Knowledge, no circumstances exist that could reasonably be expected by Global to adversely affect such qualification. Global is in compliance in all material respects with, and each of the Global Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of Global or any of its Subsidiaries are subject to liens arising under ERISA or the Code on account of any Global

Benefit Plan, neither Global nor any of its Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under
Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.

          (d) With respect to the Global Benefit Plans, individually and in the aggregate, no event has occurred and, to Global's Knowledge, there does not now exist any condition or set of circumstances, that could subject Global or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which Global or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No Global Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

          (e) None of the Global Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provide for any post-employment or retiree benefits other than continuation coverage required to be provided under
Section 4980B of the Code, Part 6 of Title I of ERISA, or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

          (f) Global has made available to U S WEST a true and correct copy of each current or last, in the case where there is no current, expired, collective bargaining agreement to which Global or any of its Subsidiaries is a party or under which Global or any of its Subsidiaries has obligations and copies of the following documents with respect to each Global Benefit Plan, where applicable;
(i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such Global Benefit Plan, and any currently-pending application for such a letter,
(v) the most recent actuarial report or valuation, and (vi) written descriptions of unwritten Global Benefit Plans.

          (g) Except as set forth on Schedule 4.11 hereto as made available to U S WEST prior to the date hereof, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from Global or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (B) benefit under any Global Benefit Plan being established or becoming accelerated, vested or payable, or (C) "reportable event" (as defined in Section 4043 of ERISA) with respect to a Global Benefit Plan subject to Title IV of ERISA, and
(ii) neither Global nor any of its Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (B) any consulting contract with any person who prior to entering into such contract was a director or officer of Global or any of its Subsidiaries, or (C) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(A) or (B) of this sentence.

          (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the Global Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

          (i) Neither Global nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code, with respect to any Global Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in
Section 4975 of the Code or Section 406 of ERISA which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code upon Global or its Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of Global or any of its Subsidiaries.

          (j) No Global Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither Global nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any Global Benefit Plan. Neither Global nor any of its Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No Global Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

          Section 4.12 Labor Matters. Neither Global nor any of its Subsidiaries is the subject of nor is there pending or threatened, to Global's Knowledge, any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Global.

          Section 4.13 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Global, or would not otherwise require disclosure pursuant to the Securities Act, (i) each of Global and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) Hazardous Substances were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental or Regulatory Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

              As used herein and in Section 5.13, the term "Environmental Law" means any federal, state, local, foreign or other law (including common law), statutes, ordinances or codes relating to: (A) the protection, investigation or restoration of the environment, health, safety or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to person or property in connection with any Hazardous Substance.

              As used herein and in Section 5.13, the term "Hazardous Substances " means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.


              Section 4.14 Board Action; Vote Required. (a) The Board of Directors of Global has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Global and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

              (b) The approval of the this Agreement by a majority of the votes entitled to be cast by all holders of Global Common Stock is the only vote of the holders of any class or series of the capital stock of Global required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

              Section 4.15 Opinions of Financial Advisors. Global has received the opinions of Salomon Smith Barney Inc. and Chase Securities, Inc. dated the date hereof, to the effect that, as of such date, the Conversion Ratio is fair from a financial point of view to the holders of Global Common Stock.

              Section 4.16 Brokers. Except for Salomon Smith Barney Inc. and Chase Securities, Inc., the arrangements with which have been disclosed to U S WEST prior to the date hereof, who have been engaged by Global, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Global or any of its Subsidiaries.

          Section 4.17 Tax Matters. Except as set forth on Schedule 4.17 attached hereto and except to the extent that the failure of the following representations to be true would not have a Material Adverse Effect on Global:

          (a) All Tax Returns required to be filed by Global or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all material respects, and all material taxes due by Global or its Subsidiaries on or prior to the Effective Time have been or will be timely paid;

          (b) All unpaid Taxes in respect of Global or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of Global or its Subsidiaries on or prior to the Effective Time;

          (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of Global or any of its Subsidiaries resulting from any unpaid Taxes;

          (d) No audit or other proceeding with respect to Taxes due from Global or any of its Subsidiaries, or any Tax Return of Global or any of its Subsidiaries is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority; and

          (e) No extension of the statute of limitations on the assessment of any Taxes has been granted by Global or any of its Subsidiaries and is currently in effect.

          Section 4.18 Intellectual Property. Global and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) that is individually or in the aggregate material to the conduct of the businesses of Global and its Subsidiaries taken as a whole ("Global Intellectual Property"). Neither Global nor any Subsidiary of Global is or is alleged to be in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use Global Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither Global nor any Subsidiary of Global is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on Global and its Subsidiaries, taken as a whole. Except as disclosed on Schedule 4.18, there are no (i) circumstances which, with the giving of notice or the lapse of time, or both, or the failure of Global to act in a timely fashion, would cause the loss or materially impair the value or validity of any Global Intellectual Property, or (ii) notices of any material claim of infringement with respect to any item of Global Intellectual Property, or notices of any contested patent or other contested item of Global Intellectual Property except for such circumstances or notices which would not have a Material Adverse Effect on Global. Global and its Subsidiaries have taken all reasonable actions necessary to protect, maintain and safeguard the Global Intellectual Property, including without limitation the Global Intellectual Property that is confidential in nature, and have executed all necessary agreements in connection therewith except where failure to take such actions or execute such agreements would not have a Material Adverse Effect on Global. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and related non-disclosure rights, and all other proprietary intellectual property, and all pending applications for and registrations of any of the foregoing.

          Section 4.19 Insurance. Each of Global and each of its Significant Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Global and its Subsidiaries during such time period. Since January 1, 1998, neither Global nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Global or its Subsidiaries which has not been cured. The insurance policies of Global and its Subsidiaries are valid and enforceable policies.

          Section 4.20 Ownership of Securities. As of the date hereof, neither Global nor, to Global's Knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of U S WEST, which in the aggregate represent ten percent (10%) or more of the outstanding shares of U S WEST Common Stock (other than shares held by Global Benefit Plans), nor (b) is an "interested stockholder" of U S WEST within the meaning of Section 203 of Delaware Law. Except as set forth on
Schedule 4.20 hereto, Global owns no shares of U S WEST Common Stock described in the parenthetical clause of Section 2.2(b) hereof which would be canceled and retired without consideration pursuant to Section 2.3(a) hereof.

          Section 4.21 Certain Contracts. All material contracts required to be described in Item 601(b)(10) of Regulation S-K to which Global or its Subsidiaries is a party or may be bound have been filed as exhibits to, or incorporated by reference in, Global's Annual Report on Form 10-K for the year ended December 31, 1998. All contracts, licenses, consents, royalty or other agreements which are material to Global and its Subsidiaries, taken as a whole, to which Global or any of its Subsidiaries is a party (the "Global Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or to the extent that such invalidity would not have a Material Adverse Effect on Global, and, to Global's Knowledge, neither Global nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Global Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Global.

          Section 4.22 Licenses. Global and each of its Subsidiaries are the authorized legal holders or otherwise have rights to all material Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "Global Licenses"). All Global Licenses were duly obtained and are validly issued and in full force and effect. Global is in compliance in all respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all applicable Governmental or Regulatory Authorities, except where such failure to comply would not have a Material Adverse Effect on Global. There is not now pending and, to Global's Knowledge, there is not threatened in each case as of the date hereof, any action by or before the FCC or any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the Global Licenses.

          Section 4.23 Year 2000. Global has (i) initiated a review and assessment of all areas within its and each of its existing Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant (as defined below), (ii) developed a plan and timeline for addressing Year 2000 compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Subject to the qualification contained in the Global SEC Reports, based on the foregoing, to Global's Knowledge, all Systems that are material to its or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

          Section 4.24 Foreign Corrupt Practices and International Trade Sanctions. To Global's Knowledge, neither Global, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in non-compliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in each case where there would be no Material Adverse Effect on Global.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF U S WEST

                  U S WEST hereby represents and warrants as of the date hereof to Global as follows:

          Section 5.1 Organization and Qualification; Subsidiaries. U S WEST and each of its Significant Subsidiaries, as listed on Schedule 5.1 hereto, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the U S WEST Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on U S WEST Each of U S WEST and its Subsidiaries has the requisite corporate power and authority and any necessary Permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on U S WEST.

          Section 5.2 Certificate of Incorporation and Bylaws. U S WEST has heretofore furnished, or otherwise made available, to Global a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of U S WEST and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither U S WEST nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

          Section 5.3 Capitalization. (a) The authorized capital stock of U S WEST consists solely of (i) 10,000,000 shares of Series A Junior Preferred Stock, par value $1.00 per share, none of which are outstanding and none of which are reserved for issuance, (ii) 190,000,000 shares of Preferred Stock, par value $1.00 per share, none of which are outstanding and none of which are reserved for issuance, and (iii) 2,000,000,000 shares of U S WEST Common Stock, of which, as of May 14, 1999, 503,861,953 shares were issued and outstanding, 304,003 shares were held in the treasury of U S WEST and 25,532,355 shares were issuable upon the exercise of options outstanding under the U S WEST option plans listed on Schedule 5.3 hereto. Except as set forth on Schedule 5.3 or as permitted by Section 6.2 hereof, (x) since May 14, 1999, no shares of U S WEST Common Stock have been issued, except upon the exercise of options and rights described in the immediately preceding sentence, and (y) there are no outstanding U S WEST Equity Rights. For purposes of this Agreement, U S WEST Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from U S WEST or any of U S WEST's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of U S WEST ("U S WEST Equity Rights"). Schedule 5.3 hereto sets forth a complete and accurate list of all outstanding U S WEST Equity Rights as of May 14, 1999. Since May 14, 1999, no U S WEST Equity Rights have been issued except as set forth on Schedule
5.3 or, after the date hereof, as permitted by Section 6.2 hereof.

          (b) Except as set forth on Schedule 5.3, or, after the date hereof, as permitted by Section 6.2 hereof, there are no outstanding obligations of U S WEST or any of U S WEST's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of U S WEST.

          (c) All of the issued and outstanding shares of U S WEST Common Stock are validly issued, fully paid and nonassessable.

          (d) Except as disclosed on Schedule 5.1 hereto, all the outstanding capital stock of each of U S WEST's Significant Subsidiaries which is owned by U S WEST is duly authorized, validly issued, fully paid and nonassessable, and is owned by U S WEST free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances except for liens, security interests, pledges, agreements, claims, charges or encumbrances which are granted to secure indebtedness permitted by Section 6.2. Except as set forth on Schedule 5.3, or hereafter issued or entered into in accordance with
Section 6.2 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from U S WEST or any of U S WEST's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any U S WEST Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by U S WEST), and there are no outstanding obligations of U S WEST or any of U S WEST's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of U S WEST's Subsidiaries, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST Except for (i) its Subsidiaries, (ii) immaterial amounts of equity securities, (iii) investments of Persons in which U S WEST has less than a five percent (5%) interest, and (iv) equity interests disclosed on Schedule
5.3 hereto or hereafter acquired as permitted under Section 6.2 hereof, U S WEST does not directly or indirectly own any equity interest in any other Person.

         (e) No bonds, debentures, notes or other indebtedness of U S WEST having the right to vote on any matters on which shareholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 6.2.

         Section 5.4 Authority Relative to this Agreement. U S WEST has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the U S WEST Merger and this Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by U S WEST and the consummation by U S WEST of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of U S WEST, subject to the approval of this Agreement by U S WEST's stockholders required by the rules of the NYSE and by Delaware Law. This Agreement has been duly executed and delivered by U S WEST and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of U S WEST, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          Section 5.5 No Conflict; Required Filings and Consents. (a) Except as listed on Schedule 5.5 hereto or as described in subsection (b) below, the execution and delivery of this Agreement by U S WEST does not, and the performance of this Agreement by U S WEST will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of U S WEST, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to U S WEST or any of its Significant Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of U S WEST's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of U S WEST or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract or instrument, relating to financing to which U S WEST or any of its Significant Subsidiaries is a party or by which U S WEST, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii), and (iv) above, for conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on U S WEST.

          (b) Except for applicable requirements, if any, of state, District of Columbia, or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate Mergers or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither U S WEST nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by U S WEST or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

          Section 5.6 SEC Filings; Financial Statements. (a) U S WEST has filed all forms, reports and documents required to be filed with the SEC since June 12, 1998, and has heretofore delivered or made available to Global, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, (ii) all proxy statements relating to U S WEST's meetings of stockholders (whether annual or special) held since January 1, 1996, (iii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, September 30, 1998, and March 31, 1999 and (iv) all other reports or registration statements filed by U S WEST with the SEC since January 1, 1996 (collectively, the "U S WEST SEC Reports"). The U S WEST SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements, including all related notes and schedules, contained in the U S WEST SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of U S WEST and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of U S WEST and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

          Section 5.7 Absence of Certain Changes or Events. Except as disclosed in the U S WEST SEC Reports filed prior to the date hereof and on Schedule 5.7, since December 31, 1998, and except as permitted by this Agreement or consented to hereunder, U S WEST and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of U S WEST or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on U S WEST, and U S WEST and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

          Section 5.8 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to U S WEST's Knowledge, threatened against U S WEST or any of its Subsidiaries, or any properties or rights of U S WEST or any of its Subsidiaries, before any Governmental or Regulatory Authority as to which there is a reasonable likelihood of an adverse judgment or determination against U S WEST or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on U S WEST, or prevent or materially delay the ability of U S WEST to consummate the transactions contemplated by this Agreement, except as set forth on Schedule 5.8 hereto. With respect to tax matters, litigation shall not be deemed threatened unless a tax authority has delivered a written notice of deficiency to U S WEST or any of its Subsidiaries.

          Section 5.9 No Violation of Law; Permits. The business of U S WEST and its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on U S WEST. Except as disclosed in U S WEST SEC Reports and as set forth in the U S WEST SEC Reports and on Schedule 5.9 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) with respect to U S WEST or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to U S WEST's Knowledge, threatened, nor has any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on U S WEST Except as set forth in the U S WEST SEC Reports and on Schedule 5.9 hereto, neither U S WEST nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on U S WEST, nor has U S WEST or any of its Subsidiaries been advised that any Governmental or Regulatory Authority is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 5.9 are being made with respect to Environmental Laws.

          Section 5.10 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of U S WEST for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of U S WEST for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the Global stockholders' meeting and the U S WEST stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Global) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

          Section 5.11 Employee Matters; ERISA. Except as set forth on Schedule 5.11:


                  (a) Schedule 5.11 contains a true and complete list of all employee benefit plans covering present or former employees or directors of U S WEST and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which U S WEST or any of its Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any deferred compensation, bonus, stock option, restricted stock, incentive, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, unemployment compensation, severance or change in control agreements, arrangements, programs, policies or plans and any other benefit arrangements or payroll practice (collectively, the "U S WEST Benefit Plans"), whether funded or unfunded, insured or uninsured, written or unwritten.

                  (b) All contributions and other payments required to be made by U S WEST or any of its Subsidiaries to or under any U S WEST Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the U S WEST Financial Statements.

                  (c) Each of the U S WEST Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to U S WEST's Knowledge, no circumstances exist that could reasonably be expected by U S WEST to adversely affect such qualification. U S WEST is in compliance in all material respects with, and each of the U S WEST Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of U S WEST or any of its Subsidiaries are subject to liens arising under ERISA or the Code on account of any U S WEST Benefit Plan, neither U S WEST nor any of its Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.

                  (d) With respect to the U S WEST Benefit Plans, individually and in the aggregate, no event has occurred and, to U S WEST's Knowledge, there does not now exist any condition or set of circumstances, that could subject U S WEST or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which U S WEST or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No U S WEST Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

                  (e) None of the U S WEST Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provides for any post-employment or retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code, Part 6 of Title I of ERISA or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

                  (f) U S WEST has made available to Global a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which U S WEST or any of its Subsidiaries is a party or under which U S WEST or any of its Subsidiaries has obligations and copies of the following documents with respect to each U S WEST Benefit Plan, where applicable, (i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such U S WEST Benefit Plan, and any currently-pending application for such a letter, (v) the most recent actuarial report or valuation, and (vi) written description of unwritten U S WEST Benefit Plans.

                  (g) Except as set forth on Schedule 5.11 hereto as made available to Global prior to the date hereof, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (A) payment (whether of severance pay or otherwise) becoming due from U S WEST or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (B) benefit under any U S WEST Benefit Plan being established or becoming accelerated, vested or payable, or (C) "reportable event" (as defined in Section 4043 of ERISA) with respect to a U S WEST Benefit Plan subject to Title IV of ERISA, and (ii) neither U S WEST nor any of its Subsidiaries is a party to (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (B) any consulting contract with any person who prior to entering into such contract was a director or officer of U S WEST or any of its Subsidiaries, or (C) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(A) or (B) of this sentence.

                  (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the U S WEST Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

          (i) Neither U S WEST nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code, with respect to any U S WEST Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code upon U S WEST or its Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of U S WEST or any of its Subsidiaries.

          (j) No U S WEST Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither U S WEST nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any U S WEST Benefit Plan. Neither U S WEST nor any of its Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No U S WEST Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

          Section 5.12 Labor Matters. Except as set forth on Schedule 5.12, neither U S WEST nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is any such proceeding pending or, to U S WEST's Knowledge, threatened, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on U S WEST.

          Section 5.13 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on U S WEST, or would not otherwise require disclosure pursuant to the Securities Act, or are listed on Schedule 5.13 hereto, (i) each of U S WEST and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) Hazardous Substances were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental or Regulatory Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
(viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

          Section 5.14 Board Action; Vote Required; U S WEST Rights Plan; Applicability of Section 203. (a) The Board of Directors of U S WEST has unanimously determined that the transactions contemplated by this Agreement are in the best interests of U S WEST and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

          (b) The approval of this Agreement by a majority of the votes entitled to be cast by all holders of U S WEST Common Stock is the only vote of the holders of any class or series of the capital stock of U S WEST required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

          (c) The provisions of Section 203 of Delaware Law will not, assuming the accuracy of the representations contained in Section 4.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

          (d) The Board of Directors of U S WEST have taken all actions necessary to render Article IX of the U S WEST Certificate of Incorporation inapplicable to the transactions contemplated hereby.

          (e) The Rights Agreement dated as of June 1, 1998 between U S WEST and State Street Bank and Trust Company has been amended so as to provide that none or Global or any of its Subsidiaries will be an "Acquiring Person" thereunder.

          Section 5.15 Opinion of Financial Advisor. U S WEST has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), dated the date hereof, to the effect that, as of such date, the Conversion Ratio is fair from a financial point of view to the holders of U S WEST Common Stock.

         Section 5.16 Brokers. Except for Merrill Lynch, the arrangements with which have been disclosed to Global prior to the date hereof, who has been engaged by U S WEST, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of U S WEST or any of its Subsidiaries.

         Section 5.17 Tax Matters. Except as set forth on Schedule 5.17 attached hereto and except to the extent that the failure of the following representations to be true would not have a Material Adverse Effect on U S WEST:

                 (a) All Tax Returns required to be filed by U S WEST or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate

Governmental or Regulatory Authorities and are or will be correct in all material respects, and all material taxes due by U S WEST or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

                  (b) All unpaid Taxes in respect of U S WEST or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of U S WEST or its Subsidiaries on or prior to the Effective Time;

                  (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of U S WEST or any of its Subsidiaries resulting from any unpaid Taxes;

                  (d) No audit or other proceeding with respect to Taxes due from U S WEST or any of its Subsidiaries, or any Tax Return of U S WEST or any of its Subsidiaries is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority.

                  (e) No extension of the statute of limitations on the assessment of any Taxes has been granted by U S WEST or any of its Subsidiaries and is currently in effect.

          Section 5.18 Intellectual Property. U S WEST and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property that is individually or in the aggregate material to the conduct of the businesses of U S WEST and its Subsidiaries taken as a whole ("U S WEST Intellectual Property"). Neither U S WEST nor any Subsidiary of U S WEST is or is alleged to be in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use U S WEST Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither U S WEST nor any Subsidiary of U S WEST is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on U S WEST. Except as disclosed in Schedule 5.18, there are no (i) circumstances which, with the giving of notice or the lapse of time, or both, or the failure of U S WEST to act in a timely fashion, would cause the loss or materially impair the value or validity of any U S WEST Intellectual Property, or (ii) notices of any material claim of infringement with respect to any item of U S WEST Intellectual Property, or notices of any contested patent or other contested item of Intellectual Property except for such circumstances or notices which would not have a Material Adverse Effect on U S WEST. U S WEST and its Subsidiaries have taken all reasonable actions necessary to protect, maintain and safeguard the U S WEST Intellectual Property, including without limitation the U S WEST Intellectual Property that is confidential in nature, and have executed all necessary agreements in connection therewith except where the failure to take such actions or execute such agreements would not have a Material Adverse Effect on U S WEST.

          Section 5.19 Insurance. Except as set forth on Schedule 5.19 hereto, each of U S WEST and each of its Significant Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by U S WEST and its Subsidiaries during such time period. Except as set forth on such Schedule 5.19, since January 1, 1998, neither U S WEST nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of U S WEST or its Subsidiaries which has not been cured. The insurance policies of U S WEST and its Subsidiaries are valid and enforceable policies.

          Section 5.20 Ownership of Securities. Except as set forth on Schedule 5.20, as of the date hereof, neither U S WEST nor, to U S WEST's Knowledge, any of its affiliates or associates (as such terms are defined under the Exchange
Act), beneficially owns, directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Global, which in the aggregate represent ten percent (10%) or more of the outstanding shares of Global Common Stock (other than shares held by U S WEST Benefit Plans). Except as set forth on Schedule 5.20 hereto, U S WEST owns no shares of Global Common Stock described in the parenthetical clause of Section 2.2(a) hereof which would be canceled and retired without consideration pursuant to Section 2.3(a) hereof.

          Section 5.21 Certain Contracts. All material contracts required to be described in Item 601(b)(10) of Regulation S-K to which U S WEST or its Subsidiaries is a party or may be bound have been filed as exhibits to, or incorporated by reference in, U S WEST's Annual Report on Form 10-K for the year ended December 31, 1998. All contracts, licenses, consents, royalty or other agreements which are material to U S WEST and its Subsidiaries, taken as a whole, to which U S WEST or any of its Subsidiaries is a party (the "U S WEST Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or to the extent such invalidity would not have a Material Adverse Effect on U S WEST, and, to U S WEST's Knowledge, neither U S WEST nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any U S WEST Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on U S WEST.

          Section 5.22 Licenses. U S WEST and each of its Subsidiaries are the authorized legal holders or otherwise has rights to all material Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "U S WEST Licenses"). All U S WEST Licenses were duly obtained and are validly issued and in full force and effect. U S WEST is in compliance in all respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all applicable Governmental or Regulatory Authorities except for such failure to comply which would not have a Material Adverse Effect on U S WEST. There is not now pending and, to U S WEST's Knowledge, there is not threatened, in each case as of the date hereof, any action by or before the FCC or any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the U S WEST Licenses.

          Section 5.23 Year 2000. U S WEST has (i) initiated a review and assessment of all areas within its and each of its existing Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant (as defined below), (ii) developed a plan and timeline for addressing Year 2000 compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Subject to the qualification contained in the U S WEST SEC Reports, based on the foregoing, to U S WEST's Knowledge, all Systems that are material to its or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

          Section 5.24 Foreign Corrupt Practices and International Trade Sanctions. To U S WEST's Knowledge, neither U S WEST, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations except in each case which would not have a Material Adverse Effect on U S WEST.


                                  ARTICLE VI

             CONDUCT OF INDEPENDENT BUSINESSES PENDING THE MERGERS

          Section 6.1 Transition Planning. A four-person committee (the "Transition Committee") comprised of the persons set forth on Schedule 6.1 attached hereto shall be established promptly following the date hereof. If any of such persons is unable to serve on the Transition Committee for any reason, then Global and U S WEST shall take such action as may be required so that the Transition Committee consists of two (2) persons designated by each of Global and U S WEST The Transition Committee shall be responsible for coordinating all aspects of transition planning and implementation relating to the Mergers and the other transactions contemplated hereby. During the period between the date hereof and the Effective Time, the Transition Committee shall (i) examine various alternatives regarding the manner in which to best organize and manage the businesses of U S WEST and Global after the Effective Time, and (ii) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to all Legal Requirements and Permits. The affirmative vote of three (3) members of the Transition Committee shall be required for such committee to take action.

          Section 6.2 Conduct of Business in the Ordinary Course. Each of Global and U S WEST covenants and agrees that, between the date hereof and the Effective Time, unless the Transition Committee shall otherwise consent in writing, and except as described on Schedule 6.2 hereto or as otherwise expressly contemplated hereby, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and all Legal Requirements and Permits; and each of Global and U S WEST and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations; provided, however, that no action by Global or U S WEST or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 6.2 shall be deemed a breach of this sentence unless such action would constitute a breach of one or more of such other provisions. By way of amplification and not limitation, unless the Transition Committee shall otherwise consent in writing, and except as set forth on Schedule 6.2 hereto or as otherwise expressly contemplated by this Agreement, each of Global and U S WEST agrees on behalf of itself and its Subsidiaries that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the other:

                  (a) (i) except for (A) the issuance of shares of Global Common Stock and U S WEST Common Stock in the ordinary course of business and in a manner consistent with past practice in amounts not exceeding the amounts set forth in Schedule 6.2 in order to satisfy obligations under employee benefit plans disclosed in Schedule 4.3 or 5.3 and U S WEST Equity Rights or Global Equity Rights issued thereunder and under existing dividend reinvestment plans;
(B) grants of stock options with respect to Global Common Stock or U S WEST Common Stock to employees as set forth on Schedule 6.2 hereto in the ordinary course of business and in a manner consistent with past practice; (C) the issuance of shares of Global Common Stock pursuant to the transaction contemplated by the Frontier Merger Agreement; (D) issuances made to newly hired employees of Global or its Subsidiaries in amounts not exceeding the amounts set forth in Schedule 6.2; (E) issuances in respect of or in connection with any acquisitions, mergers, share exchanges, consolidations, business combinations or similar transactions by Global or its Subsidiaries permitted by Section 7.18 hereof; (F) sales of securities in connection with a secondary offering by shareholders of Global; and (G) issuances of equity securities as set forth on
Schedule 6.2; (H) the issuance of securities by a Subsidiary to any Person which is directly or indirectly wholly-owned by Global or U S WEST (as the case may be); and (I) liens granted to secure indebtedness permitted by Schedule 6.2: issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or Bylaws (or other comparable organizational document) of such Party or any of its Subsidiaries, except as disclosed in the draft joint proxy statement of Global and Frontier to be filed in connection with the Frontier Merger, or adopt, amend or propose to amend any shareholder rights plan or related rights agreement; provided, however, Global shall be permitted to (A) achieve a "discontinuance" under the laws of Bermuda and (B) continue in, and be subject to; the laws of the State of Delaware (or any other State of the United States of America) or, subject to the consent of U S WEST, which consent shall not be unreasonably withheld or delayed, the laws of any other jurisdiction; (iii) split, combine or reclassify any outstanding shares of Global Common Stock or U S WEST Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of Global Common Stock or U S WEST Common Stock, except pursuant to Section 7.20; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, except that Global shall be permitted to acquire shares of Global

Common Stock and U S WEST shall be permitted to acquire shares of U S WEST Common Stock from time to time in open market transactions, consistent with past practice and in compliance with applicable law and the provisions of any applicable employee benefit plan, program or arrangement, for issuance upon the exercise of options and other rights granted, and the lapsing of restrictions, under such Party's respective employee benefit plans, programs and arrangements and dividend reinvestment plans; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(a);

                  (b) (i) except with respect to acquisition transactions which are subject to Section 7.18 hereof, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make or increase any investment in another entity (other than an entity which is a wholly-owned Subsidiary of such Party as of the date hereof and other than incorporation of a wholly-owned Subsidiary) or joint ventures in connection with network buildouts, and investments in customers in the ordinary course of business and investments permitted by
Schedule 6.2; (ii) except in the ordinary course of business and in a manner consistent with past practice or as may be required by, or in accordance with, law or any Governmental or Regulatory Authority in order to permit or facilitate the consummation of the transactions contemplated hereby, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Party or any of its Subsidiaries, except for transactions which do not exceed $2,000,000 individually or $10,000,000 in the aggregate in any twelve (12) month period; (iii) except in the ordinary course of business and in a manner consistent with past practice and all Legal Requirements and Permits, authorize or make capital expenditures; (iv) except with respect to acquisition transactions which are subject to Section 7.18 hereof, enter into any other agreement, contract or commitment except (1) in the ordinary course of business of operating the existing businesses of Global or U S WEST, as the case may be, or (2) in accordance with the then current business plan for any of the other existing businesses of Global or U S WEST, as the case may be; or (v) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.2(b);

                  (c) incur indebtedness (from that shown on its balance sheet as of December 31, 1998) except as permitted by Schedule 6.2 hereto;


                  (d) enter into (i) leveraged derivative contracts
(defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party's cost of financing;

                  (e) take any action with respect to the grant of any severance or termination pay, or stay, bonus, or other incentive arrangements (otherwise than pursuant to Benefit Plans and policies of such Party in effect on the date hereof or in the ordinary course of such Party's business) or with respect to any increase in benefits payable under its severance or termination pay policies, or stay, bonus or other incentive arrangements in effect on the date hereof, if all such actions taken were to result, in the payment, or the obligation to pay, of an amount, in any particular case, in excess of $2,000,000;

                  (f) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Global Benefit Plan or U S WEST Benefit Plan, as the case may be) under any Global Benefit Plan or any U S WEST Benefit Plan, as the case may be, to any director or employee of, or independent contractor or consultant to, such Party or any of its Subsidiaries, adopt or otherwise materially amend (except for amendments required or made advisable by Legal Requirements) any Global Benefit Plan or U S WEST Benefit Plan, as the case may be, or enter into or amend any employment or consulting agreement of the type which would be required to be disclosed hereunder pursuant to Section 4.11 hereof with respect to Global or Section 5.11 hereof with respect to U S WEST, or grant or establish any new awards under any such existing Global Benefit Plan or U S WEST Benefit Plan or agreement (except in the ordinary course of business and in amounts and in a manner consistent with past practice);

                  (g) file any material amended Tax Returns, settle any material tax audits, or change in any material respect (i) its method of tax accounting or tax practice or (ii) its accounting policies, methods or procedures, except as required by GAAP, or, in the case of Global, as previously disclosed to U S WEST;

                  (h) take any action which could reasonably be expected to materially adversely affect or delay the ability of any of the Parties to obtain any approval of any Governmental or Regulatory Authority required to consummate the transactions contemplated hereby;

                  (i) take any action that would prevent or impede the transactions to be effected pursuant to this Agreement from qualifying for U.S. federal income tax purposes as a tax-free exchange or series of exchanges;

                  (j) other than pursuant to this Agreement, take any action to cause the shares of their respective Common Stock to cease to be quoted on any of the stock exchanges on which such shares are now quoted, other than in the case of Global, the Bermuda Stock Exchange or Nasdaq, provided the Global Common Stock is then listed on the NYSE;

                  (k) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights, except as set forth in Section 6.2(a) and except in the ordinary course of business and in a manner consistent with past practice and as set forth on Schedule 6.2; (ii) materially modify any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP;
(iii) materially modify the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts, provided that U S WEST and Global may enter into any such contracts that may be terminated within two years; (v) offer any new or extend any existing retirement incentive, "window" or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or

(ix) adopt, implement or maintain any "split dollar" life insurance program; provided, howeve , that the foregoing shall not restrict Global from increasing the number of shares subject to its Incentive Stock Option Plan as set forth in the Joint Proxy of Global and Frontier to be filed in connection with the Frontier Merger;

                  (l) Global and U S WEST agree that any written approval obtained under this Section 6.2 may be relied upon by the other Party if signed by a member of the Transition Committee on behalf of the Transition Committee;

                  (m) agree to enter into any merger, reorganization, share exchange, business combination or similar transaction pursuant to which the shareholders of U S WEST or Global, as applicable, will receive any consideration (whether payable in cash, securities, property or other consideration) in exchange for their shares of Global Common Stock or U S WEST Common Stock, as applicable; or

                  (n) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this
Section 6.2(b).

                  Section 6.3 No Solicitation.

                  (a) From and after the date hereof, Global and U S WEST shall not nor shall they permit any of their respective Subsidiaries to, nor shall they authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountants or other representatives retained by them or any of their respective Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any Alternative Transaction (as hereinafter defined), or (ii) participate in any discussions regarding any Alternative Transaction; provided, however, that if, at any time prior to the time the Global Stockholders' Approval or the U S WEST Stockholders' Approval, as the case may be, is obtained, the Board of Directors of Global or U S WEST, as the case may be, determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or to participate in such negotiations or discussions would result in a reasonable likelihood that such Board of Directors would breach their fiduciary duties to stockholders under applicable law, Global or U S WEST, as the case may be, may, in response to a proposal that has been determined by it to be a Global Superior Proposal (as defined in Section 7.2 hereof) or a U S WEST Superior Proposal (as defined in
Section 7.2 hereof), as the case may be, that was not solicited by it and that did not otherwise result from a breach of this Section 6.3, and subject to the Party receiving such proposal giving the other Party at least two business days written notice of its intention to do so, (x) furnish information with respect to Global or U S WEST, as the case may be, to any person pursuant to a customary confidentiality agreement containing terms no less restrictive than the terms of the Confidentiality Agreement (as defined in Section 7.5(b) hereof), provided that a copy of all such information is delivered simultaneously to the other Party, and (y) engage in negotiations regarding such proposal. Each of Global and U S WEST shall promptly notify the other orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal (including a copy thereof, if in writing, and all other documentation and any related correspondence) and the identity of the person making such request or proposal.

Each of Global and U S WEST will keep the other Party reasonably informed of the status and details (including amendments or proposed amendments) of such request or proposal on a current basis. Each of Global and U S WEST each immediately cease and terminate any existing solicitation, initiation, encouragement activity, discussion or negotiation with any persons conducted heretofore by them or their representatives with respect to the foregoing.

                  (b) Each of Global and U S WEST (i) agrees not to release any Third Party (as defined in Section 6.3(c)) from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreement to which it is a party related to, or which could affect, an Alternative Transaction and agrees that either Party shall be entitled to enforce the other Party's rights and remedies under and in connection with such agreements and (ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement. Nothing contained in this Section 6.3 or in Section 7.2 shall prohibit either Party (i) from taking and disclosing to its stockholders a position contemplated by Rule 14e-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of such Party, after receipt of advice from outside counsel, failure to disclose would result in a reasonable likelihood that such Board of Directors would breach its duties to such Party's stockholders under applicable law.

                  (c) For purposes of this Agreement, "Alternative Transaction" means a proposal or intended proposal, regarding any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than a Party and its Subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than twenty percent (20%) of the outstanding shares of Global or U S WEST, as the case may be, whether from Global or U S WEST or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of, or business combination with, Global or any of its Significant Subsidiaries or U S WEST or any of its Significant Subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not Global or any of its Significant Subsidiaries or U S WEST or any of its Significant Subsidiaries, as the case may be, is the entity surviving any such merger or business combination), or (iii) any other transaction pursuant to which any third party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Global or U S WEST, as the case may be, and any entity surviving the merger or business combination including any of them) of Global or any of its Subsidiaries or U S WEST or any of its Subsidiaries, as the case may be, for consideration equal to twenty percent (20%) or more of the fair market value of all of the outstanding shares of Global Common Stock or all of the outstanding shares of U S WEST Common Stock, as the case may be, on the date of this Agreement.

          Section 6.4 Subsequent Financial Statements. Prior to the Effective Time, each of Global and U S WEST (a) will consult with the other prior to making publicly available its financial results for any period and (b) will consult with the other prior to the filing of, and will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of Global and U S WEST, as the case may be, included in such reports will fairly present the financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

          Section 6.5 Control of Operations. Nothing contained in this Agreement shall give U S WEST, directly or indirectly, the right to control or direct Global's operations prior to the Effective Time. Nothing contained in this Agreement shall give Global, directly or indirectly, the right to control or direct U S WEST's operations prior to the Effective Time. Prior to the Effective Time, each of U S WEST and Global shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          Section 7.1 Joint Proxy Statement and the Registration Statement. (a) As promptly as practicable after the execution and delivery of this Agreement but in no event later than August 31, 1999, U S WEST and Global shall cause Parent to, and Parent shall, prepare and file with the SEC the Registration Statement, provided that such Registration Statement shall in no event be filed prior to the mailing of the joint proxy statement in connection with the Frontier Merger, and they shall use all reasonable efforts to have the Registration Statement declared effective by the SEC under the Securities Act, and the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the holders of record of shares of U S WEST Common Stock and Global Common Stock, the Joint Proxy Statement; provided, however, that Global and U S WEST shall not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

                   (i) they have received notice from the SEC that the Registration Statement is effective under the Securities Act;

                   (ii) Global shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Global, in form and substance reasonably satisfactory to Global and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of U S WES included in the Joint Proxy Statement and the Registration Statement; and

                   (iii) U S WEST shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Joint

         Proxy Statement, and addressed to U S WEST, in form and substance reasonably satisfactory to U S WEST and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Global included in the Joint Proxy Statement and the Registration Statement.

                  (b) The Parties will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

          Section 7.2 Global and U S WEST Stockholders' Meetings and Consummation of the Mergers. (a) As promptly as practicable after the Registration Statement is declared effective under the Securities Act (but in any event not prior to consummation of the Frontier Merger), Global shall duly give notice of, convene and hold a meeting of its stockholders (the "Global Stockholders' Meeting") in accordance with Bermuda Law for the purpose of obtaining the approval of Global stockholders required to approve this Agreement and the transactions contemplated hereby (the "Global Stockholder Approval") and shall, subject to the provisions of Section 7.2(b) hereof, through its Board of Directors, recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby and shall use its best efforts to obtain the Global Stockholder Approval.

                  (b) Neither the Board of Directors of Global nor any committee thereof shall (i) except as expressly permitted by this Section 7.2(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to U S WEST, the approval or recommendations of such Board of Directors or such committee of the approval of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause Global to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each a "Global Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the time the Global Stockholder Approval is obtained, the Board of Directors of Global determines in good faith, after it has received a Global Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so would result in a reasonable likelihood that the Board of Directors of Global would breach its fiduciary duties to Global stockholders under applicable law, then the Board of Directors of Global may (subject to this and the following sentences) inform Global stockholders that it no longer believes that the transactions contemplated by this Agreement are advisable and no longer recommends approval of this Agreement and the transactions contemplated hereby (a " Global Subsequent Determination"), but only at a time that is after the fifth business day following U S WEST's receipt of written notice advising U S WEST that the Board of Directors of Global has received a Global Superior Proposal specifying the material terms and conditions of such Global Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Global Superior Proposal and stating that it intends to make a Global Subsequent Determination. After providing such notice, Global shall provide a reasonable opportunity to U S WEST to make such adjustments in the terms and conditions of this Agreement as would enable Global to proceed with its recommendation to its stockholders without a Global Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "Global Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of Global determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to Global's stockholders than the transactions contemplated by this Agreement taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Global, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by U S WEST in response to such Alternative Transaction).

                  (c) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, U S WEST shall duly give notice of, convene and hold a meeting of its stockholders (the "U S WEST Stockholders' Meeting") in accordance with Delaware Law for the purposes of obtaining the approval of U S WEST Stockholders required to approve this Agreement and the transactions contemplated hereby (the "U S WEST Stockholder Approval") and shall, subject to the provisions of Section 7.2(d) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby and shall use its best efforts to obtain the U S WEST Stockholder Approval.

                  (d) Neither the Board of Directors of U S WEST nor any committee thereof shall (i) except as expressly permitted by this Section 7.2(d), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Global, the approval or recommendation of such Board of Directors or such committee of this Agreement or the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause U S WEST to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "U S WEST Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the time U S WEST Stockholder Approval is obtained, the Board of Directors of U S WEST determines in good faith, after it has received a U S WEST Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so would result in a reasonable possibility that the Board of Directors of U S WEST would breach its fiduciary duties to U S WEST stockholders under applicable law, then the Board of Directors of U S WEST may (subject to this and the following sentences) inform U S WEST stockholders that it no longer believes that the transactions contemplated by this Agreement are advisable and no longer recommends approval of this Agreement and the transactions contemplated hereby (a "U S WEST Subsequent Determination"), but only at a time that is after the fifth business day following Global's receipt of written notice advising Global that the Board of Directors of U S WEST has received a U S WEST Superior Proposal specifying the material terms and conditions of such U S WEST Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such U S WEST Superior Proposal and stating that it intends to make a U S WEST Subsequent Determination. After providing such notice, U S WEST shall provide a reasonable opportunity to Global to make such adjustments in the terms and conditions of this Agreement as would enable U S WEST to proceed with its recommendation to its stockholders without a U S WEST Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement a "U S WEST Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of U S WEST determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to U S WEST's stockholders than the transactions contemplated by this Agreement, taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of U S WEST, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Global in response to such Alternative Transaction).

          Section 7.3 Additional Agreements. (a) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VIII hereof have been fulfilled or waived, each of the Parties, including, without limitation, Parent, U S WEST Merger Sub and Global Merger Sub when they become parties hereto, shall execute in the manner required by Delaware Law and Bermuda Law and deliver to and file with the Secretary of State of the State of Delaware and with the Registrar of Companies in Bermuda such instruments and agreements as may be required by Delaware Law and Bermuda Law and the Parties shall take all such other and further actions as may be required by law to make the Mergers effective. Prior to the filings referred to in this
Section 7.3(b), a closing (the "Closing") will be held at the offices of Cadwalader, Wickersham & Taft (or such other place as the Parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in
Article VIII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

          (b) Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental or Regulatory Authority, in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of Global and U S WEST shall promptly prepare and file a Premerger Notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable.

          Section 7.4 Notification of Certain Matters. Each of Global and U S WEST shall give prompt notice to the other of the following:

          (a) the occurrence or nonoccurrence of any event (including, without limitation, with respect to Global, the transactions contemplated by the Frontier Merger Agreement) whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue, inaccurate or incomplete in any material respect at any time from the date hereof to the Effective Time, in which case such Party shall promptly update and deliver to the other Party any Schedules hereto which require an update to remain true, accurate and complete, or (ii) directly or indirectly, any Material Adverse Effect on such Party;

                  (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

                  (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice; and

                  (d) its becoming aware of any fact, event or other information which reveals or indicates that the consummation of the Mergers would or may result in any illegality, forfeiture or loss on the part of either Parent, U S WEST or any of its Subsidiaries, or Global or any of its Subsidiaries.

          Section 7.5 Access to Information. (a) From the date hereof to the Effective Time, each of Global and U S WEST shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party reasonable access during regular business hours to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

                  (b) Each of Global and U S WEST agrees that all non-public, confidential information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated as of May 3, 1999, between Global and U S WEST (the "Confidentiality Agreement") and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors, attorneys, accountants, consultants and agents ("Party Representatives ), to comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

                  (c) Global shall use its commercially reasonable efforts to allow U S WEST and its Party Representatives such access to Frontier and its Party Representatives and Frontier's books and records and facilities as is allowed Global in connection with the Frontier Acquisition, subject to the execution of a confidentiality agreement acceptable to Frontier.

          Section 7.6 Public Announcements. Global and U S WEST shall develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other Parties.

          Section 7.7 Cooperation. (a) Upon the terms and subject to the conditions hereof, each of the Parties agrees to use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its commercially reasonable efforts to obtain all necessary waivers, consents and approvals from any Governmental or Regulatory Authority or other Person, and to effect all necessary filings under the Securities Act, the Exchange Act and the HSR Act. Global and U S WEST agree to abide by and comply with any conditions that may be imposed by any Governmental or Regulatory Authority as a condition of its waiver, consent or approval, including, without limitation, any conditions which are necessary in order to be in compliance with Section 271 of the Telecommunications Act of 1996 ("Section 271 Compliance"). The Parties shall (i) cooperate in responding to inquiries from, and making presentations to, Governmental or Regulatory Authorities; (ii) promptly inform the other Party of any material oral or written communication received by such Party from, or given by such party to any Governmental or Regulatory Authority and of any material communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby; and (iii) consult with each other in advance of any meeting or conference with, or of making any filing or other written submission to, any such Governmental or Regulatory Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental or Regulatory Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences, or to review and approve any such filing or other written submission, in each case regarding the Mergers. U S WEST and Global shall cooperate with each other, and use their respective commercially reasonable efforts to take or cause to be taken and to do or cause to be done all things necessary, proper or advisable to ensure compliance with the Telecommunications Act of 1996, including, without limitation, the amendment of this Agreement as may be necessary, proper or advisable in order to ensure such compliance.

                  (b) Notwithstanding subsection (a), U S WEST and Global shall use their reasonable best efforts to secure or obtain any Required Regulatory Approvals, including, without limitation, certificates for operating rights and licenses for use of spectrum.

                  (c) Each of U S WEST and Global shall cooperate with each other to eliminate or reduce to the extent possible any illegality, forfeiture or loss of which one may have notified the other pursuant to Section 7.4(d) in order to permit the consummation of the Mergers.

          Section 7.8 Indemnification, Directors' and Officers' Insurance. For a period of six (6) years after the Effective Time, (a) U S WEST and Global shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of U S WEST and Global and each of their respective Subsidiaries and any directors, officers or employees indemnification agreements of U S WEST and Global and their respective Subsidiaries, (b) U WEST and Global shall maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by

 U S WEST and Global, respectively, (provided that U S WEST may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, and (c) U S WEST and Global shall indemnify the directors and officers of U S WEST and Global, respectively, to the fullest extent to which U S WEST and Global are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law.

          Section 7.9 Employee Benefit Plans. Except as otherwise provided herein or set forth on Schedule 6.2, Global and U S WEST agree that, unless otherwise mutually agreed, they (or their Subsidiaries, as applicable) may, but shall have no obligation to, maintain the U S WEST Benefit Plans and the Global Benefit Plans as separate plans after the Effective Time with respect to employees covered by such plans immediately prior to the Effective Time.

          Section 7.10 Officers of Parent. Solomon D. Trujillo and Robert Annunziata shall hold the position of Co-Chairmen of Parent, and they each shall also hold the position of Co-Chief Executive Officers of Parent. The Co-Chief Executive Officers of Parent shall appoint the senior management of Parent following the Effective Time.


          Section 7.11 Stock Exchange Listing. Each of the Parties shall use its reasonable best efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE or Nasdaq, effective upon official notice of issuance, of the shares of Parent Class A Common Stock and Parent Class B Common Stock.


          Section 7.12 Post-Mergers Parent Board of Directors; Executive Committee. (a) At the Effective Time, the total number of persons serving on the Board of Directors of Parent shall be twenty two (22) (unless otherwise agreed in writing by Global and U S WEST prior to the Effective Time). The persons to serve initially on the Board of Directors of Parent at the Effective Time shall be selected as follows: ten (10) directors shall be designated by each of U S WEST and Global, and the remaining two (2) directors shall be designated by U S WEST and shall be independent directors not affiliated with U S WEST or Global in any manner; provided, however, that the additional two (2) directors shall be reasonably satisfactory to Global. Each such person shall serve as a director until their successor is elected or appointed in accordance with the Bylaws of Parent and qualified.

          (b) The Board of Directors of Parent shall have at the Effective Time an Executive Committee, which shall be comprised of three (3) directors designated by U S WEST and three (3) directors designated by Global, and which shall exercise the authority granted to it by the Bylaws of Parent. Each of Global and U S WEST shall take such action as shall reasonably be deemed by either thereof to be advisable to give effect to the provisions set forth in this section, including but not limited, to incorporating such provisions in the Bylaws of Parent in effect at the Effective Time. The Bylaws of Parent shall provide that the executive committee will have the full powers which may be granted to it by the Board of Directors under Delaware Law, except as otherwise provided by resolutions of the Board of Directors.

          Section 7.13 No Shelf Registration. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Class A Common Stock or Parent Class B Common Stock received pursuant hereto by the Persons who may be deemed to be "affiliates" of Global or U S WEST within the meaning of Rule 145 promulgated under the Securities Act. The shares of Parent Class A Common Stock or Parent Class B Common Stock issuable upon exercise of options pursuant to Section 2.8 or
Section 3.8 hereof shall be registered under the Securities Act and such registration shall be effective at the time of issuance.

          Section 7.14 Affiliates. Each of Global and U S WEST (i) has disclosed to the other on Schedule 7.14 hereof all persons who are, or may be, as of the date hereof its Affiliates for purposes of Rule 145 under the Securities Act, and (ii) shall use all reasonable efforts to cause each person who is identified as an "affiliate" of it on Schedule 7.14 to deliver to the other as promptly as practicable but in no event later than the Closing Date, a signed agreement substantially in the form previously agreed to by Global and U S WEST. Global and U S WEST shall notify each other from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 7.14.

          Section 7.15 Blue Sky. Global and U S WEST will use their best efforts to obtain prior to the Effective Time all necessary state securities or "blue sky" Permits and approvals required to permit the distribution of the shares of Parent Class A Common Stock or Parent Class B Common Stock to be issued in accordance with the provisions of this Agreement.


          Section 7.16 Tax-Free Exchange. Each of the Parties will use its reasonable efforts, and each agrees to cooperate with the other and provide each other with such documentation, information and materials, as may be reasonably necessary, proper or advisable, to cause the transactions to be effected pursuant to this Agreement to qualify for U.S. federal income tax purposes as a tax-free exchange or a series of exchanges.

          Section 7.17 Determination of Class B to Class A Value Ratio. At such time as may be agreed by U S WEST and Global, but in no event later than sixty
(60) days prior to the anticipated Effective Time, U S WEST and Global will each retain, and provide relevant information to, a nationally recognized investment banking firm (each, an "appraiser") to determine the "Class B to Class A Value Ratio". The Class B to Class A Value Ratio shall be determined by dividing the "Global Value" by the "Local Value" (rounded to the nearest 1/10,000). The Global Value shall represent the fully distributed equity value of the Global Group (as such term is defined for the purposes of such determination pursuant to Section 7.24), and the Local Value shall represent the fully distributed equity value of the Local Group (as such term is defined for the purposes of such determination pursuant to Section 7.24), in each case, calculated as if each such group were an independent, publicly traded and widely held company. Global and U S WEST shall instruct the appraisers to meet and work together for a period of two weeks to resolve their differences, if any, as to the calculation of such ratios. If the appraisers are able to resolve their difference as to such calculations during such period, then the joint decision of the appraisers will be the Class B to Class A Value Ratio. If the difference between the determinations submitted by each appraiser is less than 10.0 percent of the lowest of such determinations, then the appraisers will in turn select a third nationally recognized banking firm to make such determination. The average of the determinations submitted by the appraisers shall be the Class B to Class A Value Ratio. If the difference between the determinations submitted by each appraiser equals or exceeds 10.0 percent of the lowest of such determinations, then the appraisers will in turn select a third nationally recognized investment banking firm to make such determination. The average of the determinations provided by such third firm and the determination submitted by the appraiser retained by Global or U S WEST that is closest to the determination provided by such third firm shall be the Class B to Class A Value Ratio; provided, however, that the Class B to Class A Value Ratio shall not be less than the lower of the proposed Class B to Class A Value Ratios submitted by the appraisers nor greater than the higher of the proposed Class B to Class A Value Ratios submitted by the appraisers.

                  In determining the Class B to Class A Value Ratio, each appraiser (including any third investment banking firm engaged as provided above in this Section 7.17) will employ methodologies and analyses consistent with those traditionally utilized by investment banking firms in performing public company valuations including:

                   (i) reviewing publicly available information concerning the proposed businesses, assets and liabilities of such groups,

                   (ii) reviewing other financial information concerning the proposed businesses, assets and liabilities of such groups, including financial forecasts to be provided by Global and U S WEST management relating to the proposed businesses, assets and liabilities of such groups, respectively, including any costs or benefits accruing to such groups as a result of the Mergers as well as the intercompany relationships between the Global Group and the Local Group,

                   (iii) performing reasonable due diligence, including discussing the proposed businesses, assets and liabilities of such groups with officers of Global and U S WEST, and

                   (iv) considering such other information, financial studies, analyses, investigations and financial, economic and market criteria that the appraiser deems relevant.

Such valuations will not give effect to any tracking stock, initial public offering, shareholder concentration or other similar factors that may adversely impact the Global Value or Local Value. Global and U S WEST shall each use reasonable best efforts to supply to the appraisers such information, analyses and access to books, records and personnel as the appraisers may reasonably request. The fees and expenses of the third appraiser will be split evenly between U S WEST and Global.

          Section 7.18 Permitted Acquisitions. During the period from the date of this Agreement through the Closing Date, each of Global and U S WEST may engage in acquisition transactions taking the form of a stock acquisition, asset acquisition, merger or similar type form of transaction ("Acquisitions"); provided, however, that such transactions comply with this Section 7.18. Each of Global and U S WEST may engage in Acquisitions having an aggregate consideration value of $3 billion (including assumptions of debt) and in the case of Global except as set forth on Schedule 7.18. Any Acquisition in excess of such amount shall require the prior written consent of the other party.

          Section 7.19 Certain Transactions. (a) Global will (i) use its reasonable best efforts to close the transactions contemplated by the Frontier Merger Agreement (the "Frontier Acquisition") in accordance with the terms thereof, (ii) not take any action which would materially adversely impact the timing of the closing of the transactions contemplated by the Frontier Merger Agreement or the ability of Global to satisfy the conditions precedent to the closing of the transactions contemplated by the Frontier Merger Agreement, and
(iii) not waive or amend any material economic provision of the Frontier Merger Agreement without the prior written approval of U S WEST; provided, however, that, without U S WEST's consent, Global may increase the merger consideration in the Frontier Merger in the event an Acquisition Proposal (as defined in the Frontier Merger Agreement) is made to Frontier, but, if the increase is in cash, not in excess of the amount then available for acquisitions set forth in Section
7.18 hereof which shall thereafter reduce the amounts available for acquisition.

                  (b) Global will use its reasonable efforts to close the transactions contemplated by the agreement governing Global's acquisition (the "C&W Acquisition Agreement") of Cable & Wireless Global Marine ("C&W") in accordance with the terms thereof, and (ii) not take any action which would materially adversely impact the timing of the closing of the transactions contemplated by the C&W Acquisition Agreement or the ability of Global to satisfy the conditions precedent to the closing of the transactions contemplated by the C&W Acquisition Agreement.

          Section 7.20 Interim Dividend Policy. Global shall not, without the prior written consent of U S WEST, declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise (a "Dividend") with respect to shares of Global Common Stock. U S WEST shall be permitted, without the prior written consent of Global, to declare and pay Dividends with respect to shares of U S WEST Common Stock in the ordinary course of business and in a manner consistent with past practice not in excess of $0.75 per quarter. In addition, U S WEST may declare and pay to stockholders of record on the date immediately prior to the Effective Time (i) a special dividend of $1.00 per share and (ii) the pro rata portion of the then regular quarterly dividend through such date.

          Section 7.21 Subsidiary Definition. Upon consummation of the Frontier Acquisition and the C&W Acquisition, Frontier and C&W shall each be a Subsidiary of Global for all purposes of this Agreement; provided that (i) in no event shall Global be required to make or be deemed to be required to make any representation and warranty pursuant to Article V or Section 9.3 regarding Frontier, C&W or any of their respective subsidiaries if such representation and warranty was not made or given to Global in connection with the consummation of the Frontier Acquisition, in the case of Frontier and its Subsidiaries, and the acquisition of C&W, in the case of C&W and its Subsidiaries, and (ii) no breach of a representation and warranty shall be deemed to exist by reason of the failure of any Schedule referred to in Article V which requires disclosure of specified information concerning Global Subsidiaries to include responsive disclosure concerning Frontier, C&W or any of their respective subsidiaries.

          Section 7.22 Exchange Procedures. If, in consultation with Nasdaq and the NYSE, the parties determine that the procedures contemplated by Section 2.4 may interfere with the orderly market trading of the Global Common Stock and/or U S WEST Common Stock or may otherwise be inadvisable, then the parties shall negotiate in good faith to provide for alternative procedures.


         Section 7.23 Services Agreement. U S WEST and Global will use reasonable best efforts to enter into a retail marketing and services agreement within thirty (30) days of the date of this Agreement covering the marketing of U S WEST's services and the purchase by U S WEST of Global's services. U S WEST and Global further agree to use reasonable best efforts to enter into an arms-length agreement to form and operate outside of U S WEST's service territory a data-focused competitive local exchange carrier.

          Section 7.24 Certain Definitions. No later than the time the Parties engage the appraisers pursuant to Section 7.17, U S WEST and Global will agree on the definitions of Global Group and Local Group (as such terms are contemplated to be used for purposes of Parent's Certificate of Incorporation) to be used for purposes of the determination of the Class B to Class A Value Ratio and for purposes of Parent's Certificate of Incorporation, which determination shall, to the extent practicable, be made consistent with the present intent of the parties as set forth in Section 1.1.


                                 ARTICLE VIII

                          CONDITIONS TO THE MERGERS

          Section 8.1 Conditions to Obligations of Each Party to Effect the Mergers. The respective obligations of each Party to effect the Mergers shall be subject to the following conditions:

                 (a) Stockholder Approval. The Mergers and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of each of Global and U S WEST and the issuance of Parent Class A Common Stock and Parent Class B Common Stock pursuant to the Mergers shall have been approved by the requisite vote of the stockholders of Parent, in each case in accordance with Delaware Law and Bermuda Law and the rules of the Nasdaq and the NYSE, as applicable;


                 (b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority which is in effect and has the effect of (i) making either of the Mergers illegal or otherwise prohibiting the consummation of either of the Mergers, or
(ii) creating a Material Adverse Effect on Global, or on U S WEST;

                 (c) HSR Act. Any waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated;

                  (d) Regulatory Matters. All Permits from, approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental or Regulatory Authority (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated hereby, other than Consents the failure to obtain which would have no Material Adverse Effect on the consummation of the transactions contemplated hereby and no

Material Adverse Effect on Parent, S WEST or Global, shall have been filed, have occurred or have been obtained in form and under terms and conditions acceptable to U S WEST and Global (all such Permits, approvals, declarations, filings and expiration or lapse of all such waiting periods being referred to as the "Required Regulatory Approvals") and all such Required Regulatory Approvals shall be in full force and effect; provided, however, that a Required Regulatory Approval shall not be deemed to have been obtained if the period for review or reconsideration thereof has not expired or if in connection with the grant thereof there shall have been an imposition by any Governmental or Regulatory Authority of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental or Regulatory Authority, which would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby or have a material adverse effect on the consummation of the transaction contemplated hereby or a Material Adverse Effect on Parent, Global and its Subsidiaries, taken as a whole, or U S WEST; and provided further, however, that
(A) the imposition of conditions by any Governmental or Regulatory Authority relating to Section 271 Compliance, such as a restriction on the provision of certain services by any Party, or (B) the withholding of approval by any Governmental or Regulatory Authority pending the completion of actions required of any Party to eliminate or resolve any regulatory problems (including, without limitation, any problems regarding Section 271 Compliance), shall not in and of itself be deemed to result in the failure to satisfy the condition set forth in this subsection (d);

                  (e) Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing by each of Global and U S WEST of the Joint Proxy Statement to its respective stockholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

                  (f) Blue Sky. All state securities or "blue sky" Permits or approvals required to carry out the transactions contemplated hereby shall have been received;

                  (g) Stock Exchange Listing. The shares of Parent Class A Common Stock and the shares of Parent Class B Common Stock shall have been duly approved for listing on the NYSE or Nasdaq, subject to official notice of issuance;

                  (h) Consents Under Global Agreements. Global shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent, U S WEST, or Global;

                  (i) Consents Under U S WEST Agreements. U S WEST shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent, U S WEST, or Global;

                  (j) Frontier Acquisition. Global shall have consummated its acquisition of Frontier (the "Frontier Acquisition") in accordance with the terms and provisions of that certain Agreement and Plan of Merger dated as of March 16, 1999, among Global, a wholly-owned subsidiary of Global, and Frontier (the "Frontier Merger Agreement"); and

                  (k) Bermuda Approval. Global shall have either filed (i) a notice of discontinuance with the Registrar of Companies of Bermuda under
Section 132H of the Companies Act 1981 of Bermuda (the "Companies Act"), (ii) an application to the Supreme Court of Bermuda under Section 99 of the Companies Act for the sanctioning of a proposed arrangement between Global and persons permitted under such statute, or (iii) filed an application with the Registrar of Companies of Bermuda for a Certificate of Amalgamation under Sections 104 and 108 of the Companies Act in connection with the Global Merger.

          Section 8.2 Additional Conditions to Obligations of Global. The obligations of Global to effect the Mergers are also subject to the fulfillment of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of U S WEST set forth in this Agreement shall have been true and correct on the date hereof and, without giving effect to any materiality qualifications or limitations therein, on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement, and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on U S WEST.

                  (b) Agreements and Covenants. U S WEST shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; provided, however, that for purposes of this Section 8.2(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and convenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or which would reasonably be expected to result in a Material Adverse Effect on Global, or Parent (after the Effective Time), or a material adverse effect on the consummation of the transactions contemplated hereby;

                  (c) Certificates. Global shall have received a certificate of an executive officer of U S WEST to the effect set forth in paragraphs (a) and (b) above;

                  (d) Tax Opinion. Global shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Global, dated as of the Closing Date, in form and substance reasonably satisfactory to Global, substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the consummation of the transactions to be effected pursuant to this Agreement (including the Mergers) will for U.S. federal income tax purposes (i) constitute a tax-free exchange of shares of Global Common Stock for shares of Parent Common Stock (ii) be a non-recognition transaction for both Global and Parent. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon representations and covenants including those contained in certificates of officers of Parent, Global and U S WEST and others. Additionally, in the event the opinion referred to in Section 8.3(d) (iii) is not rendered to U S WEST, then Global shall not be obligated to effect the Mergers, notwithstanding a waiver of the condition referred to in such clause by U S WEST, provided that Global has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated prior to the Effective Time, that there exists a substantial likelihood of a Tax liability that would result in a Material Adverse Effect on U S WEST or Parent, as the case may be.

                  (e) Affiliate Agreements. Global shall have received the agreements required by Section 7.14 hereof to be delivered by the U S WEST "affiliates," duly executed by each "affiliate" of U S WEST.

                  (f) Board of Directors. U S WEST shall have taken all such actions as shall be necessary so that at the Effective Time, the composition of Parent's Board shall comply with Section 7.12 hereof.


          Section 8.3 Additional Conditions to Obligations of U S WEST. The obligations of U S WEST to effect the Mergers are also subject to the fulfillment of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Global set forth in this Agreement shall have been true and correct on the date hereof and, without giving effect to any materiality qualifications or limitations therein, on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 6.2 hereof or otherwise contemplated by this Agreement, and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Global.

                  (b) Agreements, Covenants. Global shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; provided, however, that for purposes of this Section 8.3(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on U S WEST, either with or without including its ownership of Global and its Subsidiaries after the Merger, or a material adverse effect on the consummation of the transactions contemplated hereby.

                  (c) Certificates. U S WEST shall have received a certificate of an executive officer of Global to the effect set forth in paragraphs (a) and
(b) above.

                  (d) Tax Opinion. U S WEST shall have received an opinion of Cadwalader, Wickersham & Taft, special counsel to U S WEST, dated as of the Effective Time, in form and substance reasonably satisfactory to U S WEST, substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the consummation of the transactions to be effected pursuant to this Agreement (including the

Mergers) will for U.S. federal income tax purposes (i) not cause the spinoff of U S WEST completed on June 12, 1998, to become taxable, including taxability pursuant to Section 355(e) of the Code, (ii) constitute for U.S. federal income tax purposes a tax-free exchange of shares of U S WEST Common stock for shares of Parent Common Stock, and (iii) be a non-recognition transaction as to U S WEST and Parent. Additionally, in the event the opinion referred to in Section 8.2(d)(ii) is not rendered with respect to Global or Parent, then U S WEST shall not be obligated to effect the Mergers, notwithstanding a waiver of the condition referred to in such clause by Global, provided that U S WEST has received an opinion of Cadwalader, Wickersham & Taft, dated prior to the Effective Time, that there exists a substantial likelihood of a Tax liability that would represent a Material Adverse Effect to Global or Parent, as the case may be. In rendering the opinion referred to in the first sentence of this subsection (d), Cadwalader, Wickersham & Taft may require and rely upon representations and covenants including those contained in certificates of officers of Parent, U S WEST and Global and others.

                  (e) Affiliate Agreements. U S WEST shall have received the agreements required by Section 7.14 hereof to be delivered by the Global "affiliates," duly executed by each "affiliate" of Global.


                  (f) Board of Directors. Global shall have taken all such actions as shall be necessary so that at the Effective Time, the composition of Parent's Board shall comply with Section 7.12 hereof.

                  (g) Accounting Treatment. The Mergers shall have been accounted for under the purchase method of accounting with U S WEST as the acquiror.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

          Section 9.1 Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of Global or U S WEST:

         (a)  By mutual written consent of each of Global and U S WEST;

         (b) By either Global or U S WEST if the Mergers shall not have been consummated on or before May 16, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided further, however, that if on the Termination Date the conditions to the Closing set forth in Sections 8.1(c) or (d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to November 30, 2000;

        (c) By either Global or U S WEST if any Governmental or Regulatory Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) (i) by Global, (A) if U S WEST shall have breached or failed to perform in any material respect any of its representations, warranties, covenant or other agreement contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by U S WEST prior to the Termination Date, and (2) renders any condition under Sections 8.1 or 8.2 incapable of being satisfied prior to the Termination Date, or (B) if a condition under Sections
8.1 or 8.2 to Global's obligations hereunder cannot be satisfied prior to the Termination Date;

                         (ii) by U S WEST, (A) if Global shall have breached or
failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Global prior to the Termination Date, and (2) renders any condition under Sections 8.1 and 8.3 incapable of being satisfied prior to the Termination Date, or (B) if a condition under Sections 8.1 or 8.3 to U S WEST's obligation hereunder cannot be satisfied prior to the Termination Date;

          (e) By either Global or U S WEST if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall fail to include in the Joint Proxy Statement its recommendation without modification or qualification that its stockholders approve this Agreement and the applicable Merger, (ii) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the applicable Merger, (iii) shall fail to reaffirm such approval or recommendation upon such Party's request, (iv) shall approve or recommend any Alternative Transaction, or (v) shall resolve to take any of the actions specified in this Section 9.1(e);

          (f) By either Global or U S WEST if the Global Stockholder Approval or the U S WEST Stockholder Approval shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof, or by Global if Global determines that the appraisal of the fair value of Global Common Stock, as determined by the Bermuda Court, is excessive;

          (g) By Global, if U S WEST shall have failed to consummate, purchase and pay for shares of Global Common Stock pursuant to the U S WEST Tender Offer by July 31, 1999; provided, however, that such date shall be extended to August 30, 1999, if the waiting period under the HSR Act applicable to the U S WEST Tender Offer shall not have expired or been terminated by July 31, 1999; or

         (h) (i) by Global, in the event that prior to the time the Global Stockholder Approval is obtained, (A) the Board of Directors of Global determines in good faith, in response to a Global Superior Proposal and after receipt of advice from outside counsel, that the failure to terminate this Agreement in order to accept such Global Superior Proposal would result in a reasonable likelihood that the Board of Directors of Global would breach its fiduciary duties to

Global stockholders under applicable law, and (B) Global has complied with the requirements of Section 7.2(b) with respect to such Global Superior Proposal; provided that termination pursuant to this Section shall not be effective until payment of the U S WEST Termination Fee pursuant to Section 9.2(c);

                   (ii) by U S WEST, in the event that prior to the time the U S WEST Stockholder Approval is obtained, (A) the Board of Directors of U S WEST determines in good faith, in response to a U S WEST Superior Proposal and after receipt of advice from outside counsel, that the failure to terminate this Agreement in order to accept such U S WEST Superior Proposal would result in a reasonable likelihood that the Board of Directors of U S WEST would breach its fiduciary duties to U S WEST stockholders under applicable law, and (B) U S WEST has complied with the requirements of Section 7.2(b) with respect to such U S WEST Superior Proposal; provided that termination pursuant to this Section shall not be effective until payment of the Global Termination Fee pursuant to Section 9.2(b); or

                   (iii) by Global or U S WEST if the Frontier Merger Agreement shall have been terminated in accordance with its terms.

          Section 9.2 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 11.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 9.2 and in Sections 4.16, 5.16, 7.5, and 11.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.


                  (b) If this Agreement (i) is terminated by Global pursuant to
Section 9.1(e) hereof, (ii) could have been (but was not) terminated by Global pursuant to Section 9.1(e) hereof and is subsequently terminated by U S WEST or Global pursuant to Section 9.1(e) because of the failure to obtain the U S WEST Stockholder Approval, (iii)(A) could not have been terminated by Global pursuant to Section 9.1(e) hereof but is subsequently terminated by U S WEST or Global pursuant to Section 9.1(f) because of the failure to obtain the U S WEST Stockholder Approval, (B) prior to the U S WEST Stockholders' Meeting there shall have been an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 6.3(c) hereof, except that for the purposes of this Section 9.2(b), the applicable percentage in clause (i) of such definition shall be forty percent (40%) involving U S WEST or any of U S WEST's Subsidiaries, and (C) within twelve (12) months after the termination of this Agreement, U S WEST enters into a definitive agreement with any Third Party with respect to an Alternative Transaction, (iv) is terminated by Global as a result of U S WEST's material beach of Section 7.1, 7.2(a) or Section 7.2(b) hereof which in the case of Section 7.1 and Section 7.2(a) only, is not cured within thirty (30) days after notice thereof to U S WEST or (v) is terminated by U S WEST pursuant to Section 9.1(h)(ii), U S WEST shall pay to Global a termination fee of $850,000,000 (the "Global Termination Fee").

                  (c) If this Agreement (i) is terminated by U S WEST pursuant to Section 9.1(e) hereof, (ii) could have been (but was not) terminated by U S WEST pursuant to Section 9.1(e) hereof and is subsequently terminated by Global or U S WEST pursuant to Section 9.1(f) because of the failure to obtain the Global Stockholder Approval, (iii)(A) could not have been terminated by U S WEST pursuant to Section 9.1(e) hereof but is subsequently terminated by Global or U S WEST pursuant to Section 9.1(f) because of the failure to obtain the Global Stockholder Approval, (B) prior to the Global Stockholders' Meeting there shall have been an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 6.3(c) hereof, except that for the purposes of this Section 9.2(c), the applicable percentage in clause (i) of such definition shall be forty percent (40%) involving Global or any of Global's Subsidiaries, and (C) within twelve (12) months after the termination of this Agreement, Global enters into a definitive agreement with any Third Party with respect to an Alternative Transaction, (iv) is terminated by U S WEST as a result of Global's material breach of Section 7.1, Section 7.2(c) or Section 7.2(d) hereof which, in the case of Section 7.1 and Section 7.2(c) only, or (v) is terminated by Global pursuant to Section 9.1(h)(i), Global shall pay to U S WEST a termination fee of $850,000,000 (the "U S WEST Termination Fee").

                  (d) Each termination fee payable under Section 9.2(b) and (c) above shall be payable in cash, payable no later than one business day following the delivery of notice of termination to the other Party, or, if such fee shall be payable pursuant to clause (iii) of either Section 9.2(b) or (c), such fee shall be payable no later than one business day following the day such Party enters into the definitive agreement referenced in such clause (iii).


                  (e) Global and U S WEST agree that the agreements contained in Sections 9.2(b) and (c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any fee due under such Sections 9.2(b) and (c), then the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A., from the date such fee was required to be paid.

          Section 9.3 Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of Global or U S WEST, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of U S WEST Common Stock or Global Common Stock upon consummation of the Mergers, (b) alter or change any term of the Certificate of Incorporation of Global or the Certificate of Incorporation of U S WEST, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Global or U S WEST. This Agreement may not be amended except by an instrument in writing signed by the Parties.

          Section 9.4 Waiver. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.


                                   ARTICLE X

                                  DEFINITIONS

          Section 10.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

          "Agreement" means this Agreement and Plan of Merger, together with all of its schedules and exhibits.

          "Bermuda Law" means the Bermuda Companies Act 1981.

          "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

          "Control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

          "Delaware Law" means the Delaware General Corporation Law, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

          "FCC" means the United States Federal Communications Commission.

          "GAAP" means United States generally accepted accounting principles.

          "Governmental or Regulatory Authority" means any domestic or foreign, national, federal, state, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, arbitrator, office, principality, registry (including, but not limited to, with respect to patents, trademarks, designs, or copyrights), legislative or regulatory body, instrumentality, or non-governmental, quasi-governmental, or private agency, commission or authority or any arbitral tribunal exercising any regulatory or taxing authority.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

                  "Knowledge" of any Party means the actual knowledge of the executive officers of such Party.

                  "Material Adverse Effect" means any change in or effect on the business of the referenced Person or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), management, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (i) the telecommunications industry, (ii) the United States economy, or (iii) the United States securities markets.

                  "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, entity or group (as defined in the Exchange
Act) or a Governmental or Regulatory Authority.

                  "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time.

                  "Significant Subsidiary" means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

                  "Subsidiary", "Global Subsidiary", or "U S WEST Subsidiary" means any Person on the date of determination of which Global or U S WEST, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person which, in the case of Global, shall pursuant to Section 7.21 include Frontier as of the closing of the Frontier Acquisition, C&W as of the closing of the acquisition of C&W, and with respect to any other Person which Global may acquire after the date of this Agreement, such Person, as of the date of such acquisition.

                  "Tax" or "Taxes" means any U.S. federal, state, local or foreign taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties, or similar fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts imposed by any Governmental or Regulatory Authority.

                  "Tax Returns" means any U.S. federal, state, local or foreign return, report, or statement required to be filed with any Governmental or Regulatory Authority with respect to Taxes.

                  "Year 2000 Compliant" means, with respect to any computer hardware, software, databases, automated systems or other computer and telecommunications equipment owned or used by a Person, or included or incorporated in such Person's products ("Systems"), that such Systems are designed to be used prior to, during and after the calendar year 2000 A.D. and will (i) operate normally, (ii) record, process, calculate, compare, sequence, or use dates properly, (iii) accurately determine intervals between and time elapsed among dates before, within and after such year, and (iv) otherwise operate without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, "Year 2000 Compliant" means that such Person's Systems:

                   (i) will not abnormally terminate, malfunction or stop processing upon encountering date data either from before, within or after such year;

                   (ii) will properly identify leap years and process related date data;

                   (iii) have been designed to ensure Year 2000 Compliance, including, but not limited to, recognizing and recording the proper century associated with date data and properly calculating same century and multi-century formulas and date values;

                   (iv) include user interfaces that properly display, record and accept date data in single century and multi-century cases; and

                   (v) properly send date data to, receive date data from, any other hardware, software and systems with which such Systems normally operate and interact, including on-site backup, hot-site companion and disaster recovery systems, as well as properly recording, retaining and manipulating such date data; provided, however, that such other hardware, software and Systems are themselves Year 2000 Compliant.



                                  ARTICLE XI

                              GENERAL PROVISIONS

          Section 11.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1 hereof, as the case may be, except that (a) the agreements set forth in Article I and Sections 2.4, 2.5, 2.6, 2.7, 7.8, and 7.12 hereof shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 4.16, 5.10, 5.16, 7.5(b), 9.2 and 11.3 hereof shall survive termination indefinitely, and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

          Section 11.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the

Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

                  (a)      if to Global:

                                    Global Crossing Ltd.
                                    45 Reid Street
                                    Wessex House
                                    Hamilton HM 12, Bermuda
                                    Attention: James C. Gorton, Esq
                                    Facsimile: (441) 296-8606

                           with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Avenue
                                    Los Angeles, California 90071
                                    Attention: Brian J. McCarthy, Esq
                                    Facsimile: (213) 687-5600

                  (b)      if to U S WEST:

                                    U S WEST, Inc.

                                    1801 California Street
                                    Denver, Colorado  80202
                                    Attention: Mark Roellig, Esq.
                                    Facsimile: (303) 298-8763

                           with copy to:

                                    Cadwalader, Wickersham & Taft
                                    100 Maiden Lane
                                    New York, New York  10038-4892
                                    Attention:  Dennis J. Block, Esq.
                                    Facsimile:  (212) 504-6666

          Section 11.3 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act, shall be shared equally by Global and U S WEST.

          Section 11.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 11.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

          Section 11.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Tender Offer Agreement, the Standstill Agreement, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.8 (Indemnification, Directors' and Officers' Insurance) and Section 7.12 (Post-Merger Parent Board of Directors), is not intended to confer upon any person other than Global, U S WEST, and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

          Section 11.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

          Section 11.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.


          Section 11.9 Submission to Jurisdiction; Waivers. Each of the parties hereof irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware, and each of the parties hereto hereby irrevocable submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 11.9, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

          Section 11.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.


     (Remainder of Page Intentionally Left Blank - Signature Page Follows)

                  IN WITNESS WHEREOF, U S WEST and Global have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       U S WEST, INC.




                                       By: /s/ Solomon D. Trujillo
                                         ----------------------------
                                           Name:
                                           Title:


                                       GLOBAL CROSSING LTD.




                                        By: /s/ Robert Annunziata
                                         ---------------------------
                                            Name:
                                            Title:

                            INDEX OF DEFINED TERMS

DEFINED TERM                                                                                               PAGE NO.
------------                                                                                               -------

Acquisitions.....................................................................................................53
Affiliate........................................................................................................63
Agreement........................................................................................................63
appraiser........................................................................................................52

Bermuda Law......................................................................................................63

Closing..........................................................................................................48
Closing Date.....................................................................................................48
Code.............................................................................................................63
Common Shares Trust..............................................................................................15
Confidentiality Agreement........................................................................................49
Consents.........................................................................................................55
Control..........................................................................................................63
Conversion Ratios.................................................................................................6

Delaware Certificate..............................................................................................3
Delaware Law.....................................................................................................63
Disqualified Rights...............................................................................................5
Disqualified Shares...............................................................................................5
Dividend.........................................................................................................54

Effective Time....................................................................................................3
Election..........................................................................................................2
Election Deadline................................................................................................10
Election Transaction Filings......................................................................................3
Environmental Law................................................................................................24
ERISA............................................................................................................22
Excess Shares....................................................................................................15
Exchange Act.....................................................................................................63
Exchange Agent...................................................................................................10

FCC..............................................................................................................63
Form of Election..................................................................................................9
Frontier Acquisition.............................................................................................56
Frontier Alternative Merger.......................................................................................4
Frontier Merger Agreement.....................................................................................5, 56

GAAP.............................................................................................................63
Global Common Stock...............................................................................................5
Global Crossing, Ltd..............................................................................................1
Global Crossing, Ltd. Benefit Plans..............................................................................22
Global Crossing, Ltd. Common Stock................................................................................1
Global Crossing, Ltd. Contracts..................................................................................27
Global Crossing, Ltd. Intellectual Property......................................................................26
Global Crossing, Ltd. Licenses...................................................................................27
Global Crossing, Ltd. SEC Reports................................................................................20
Global Crossing, Ltd. Stockholder Approval.......................................................................45
Global Crossing, Ltd. Subsidiary.................................................................................64

Global Crossing, Ltd. Superior Proposal..........................................................................46
Global Crossing, Ltd. Termination Fee............................................................................61
Global Equity Rights.............................................................................................18
Global Exchange Fund.............................................................................................11
Global Merger.....................................................................................................2
Global Merger Sub.................................................................................................2
Global Rights.....................................................................................................5
Global Warrants..................................................................................................17
Governmental or Regulatory Authority.............................................................................63
Guarantee of Delivery............................................................................................10

Hazardous Substance..............................................................................................24
HSR Act..........................................................................................................63

Intellectual Property............................................................................................26
IRS..............................................................................................................22

Joint Proxy Statement............................................................................................21

Knowledge........................................................................................................64

Legal Requirements...............................................................................................20

Material Adverse Effect..........................................................................................64
Merged Corporations...............................................................................................3
Mergers...........................................................................................................2
Merrill Lynch....................................................................................................36

NYSE.............................................................................................................15

Parent............................................................................................................1
Parent Class A Common Stock.......................................................................................2
Parent Class B Common Stock.......................................................................................2
Parties...........................................................................................................3
Party.............................................................................................................3
Party Representatives............................................................................................49
PBGC.............................................................................................................22
Permits..........................................................................................................20
Person...........................................................................................................64
Pre-Surrender Global Dividends...................................................................................11
Pre-Surrender U S WEST Dividends.................................................................................13

Registration Statement...........................................................................................21
Required Regulatory Approvals....................................................................................55

SEC..............................................................................................................19
Section 271 Compliance...........................................................................................50
Securities Act...................................................................................................64
Significant Subsidiary...........................................................................................64
Subsidiary.......................................................................................................64
Surviving Corporations............................................................................................3
Systems..........................................................................................................65

Tax or Taxes.....................................................................................................64
Tax Returns......................................................................................................64
Termination Date.................................................................................................59

Third Party......................................................................................................44
Transition Committee.............................................................................................39

U S WEST..........................................................................................................1
U S WEST Benefit Plans...........................................................................................33
U S WEST Common Stock.............................................................................................5
U S WEST Contracts...............................................................................................38
U S WEST Equity Rights...........................................................................................29
U S WEST Exchange Fund...........................................................................................123
U S WEST Intellectual Property...................................................................................37
U S WEST Licenses................................................................................................38
U S WEST Merger...................................................................................................2
U S WEST Merger Sub...............................................................................................2
U S WEST Rights...................................................................................................5
U S WEST SEC Reports.............................................................................................31
U S WEST Stockholder Approval....................................................................................47
U S WEST Stockholders' Meeting...................................................................................46
U S WEST Subsequent Determination................................................................................47
U S WEST Subsidiary..............................................................................................64
U S WEST Superior Proposal.......................................................................................47
U S WEST Tender Offer.............................................................................................1
U S WEST Termination Fee.........................................................................................62

Year 2000 Compliant..............................................................................................65

                                                                       Exhibit A

     Terms of Parent Class A Common Stock and Parent Class B Common Stock

Definition of Global Group and Local Group

Parent Class A Common Stock is intended to reflect the performance of the Local Group.

Parent Class B Common Stock is intended to reflect the performance of the Global Group.

The definition of the Global Group and the Local Group shall be determined as provided in Section 7.24 of the Merger Agreement.

Dividend Policy

At the discretion of the Board of Directors.

Funds available for dividends on the stock of each group shall be the lesser of
(i) legally available funds under Delaware law and (ii) an amount which is the amount that could be paid as dividends if the relevant group were a separate corporation under Delaware law.

Voting

Global Group:              Fixed at one vote per share.

Local Group:               Variable based on the average market values over a
                           20-day period ending 10 days prior to the record date.

Class Vote:                None, except as provided by law, the terms of any
                           preferred stock or the Certificate of Incorporation or at the discretion of the Board of Directors.

Liquidation

Global Group:              Fixed at the Class B to Class A Value Ratio.

Local Group:               Fixed at one liquidation unit per share.

Conversion at the Option of the Board of Directors

Conversion at no premium at any time following a tax event.

No other optional conversion from the Effective Time of the Merger until the second anniversary of the Effective Time of the Merger.

After the second anniversary of the Effective Time of the Merger, conversion at such conversion ratio, with or without premium, as the Board of Directors determines to be fair to the holders of the Parent Class A Common Stock, taken as a separate class, and the holders of Parent Class B Common Stock, taken as a separate class.

Sale of Substantially all of the Assets of a Group

Board of Directors elects between:

         (i) shareholders of the relevant group receive, by dividend or redemption, cash and/or securities or other property with a value equal to their proportionate interest in the net proceeds or

         (ii) shares of the relevant group are converted into shares of the other group at a 10% premium over the ratio of post-transaction average market values over a 10-day period.

Provision does not apply to a sale of substantially all of the assets of a group in exchange for equity securities in any entity which will engage in a similar or complementary business.

"Substantially all" means properties or assets that represent at least 80% of either the then-current market value of, or the aggregate revenues for the preceding 12 fiscal quarters derived from, the properties and assets of the relevant group.

Redemption in Exchange for Stock of Subsidiary

Global Group:              Yes.

Local Group:               Yes.

                                      A-2